UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act Of 1934

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
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THE SOUTHERN COMPANY

(Name of Registrant as Specified In Its Charter)

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Notice of
Annual Meeting
2008
& Proxy Statement

PROXY STATEMENT

Letter to Stockholders

David M. Ratcliffe
Chairman, President and
Chief Executive Officer

Dear Fellow Stockholder:

You are invited to attend the 2008 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 28, 2008 at The Lodge Conference Center at Callaway, Gardens, Pine Mountain, Georgia.

At the meeting, I will report on our business and our plans for the future. Also, we will elect our Board of Directors and vote on the other matters set forth in the accompanying Notice.

Your vote is important. Please review the proxy material and vote your proxy as soon as possible.

We look forward to seeing you on May 28th.

David M. Ratcliffe

Notice of Annual Meeting of Stockholders — May 28, 2008

TIME AND DATE

10:00 a.m., ET, on Wednesday, May 28, 2008

PLACE

The Lodge Conference Center at Callaway Gardens
Highway 18
Pine Mountain, Georgia 31822

DIRECTIONS

From Atlanta, Georgia — take I-85 south to I-185 (Exit 21). From I-185 south, take Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.

From Birmingham, Alabama — take U.S. Highway 280 east to Opelika. Take I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

ITEMS OF BUSINESS

(1) Elect 12 members of the Board of Directors;
(2) Ratify appointment of independent registered public accounting firm;
(3) Consider and vote on an amendment to the By-laws of the Company;
(4) Consider and vote on an amendment to the Company’s Certificate of Incorporation;

(5)	Consider and vote on a stockholder proposal if presented at the meeting as described in Item No. 5 of the Proxy Statement; and
(6) Transact other business properly coming before the meeting or any adjournments thereof.

RECORD DATE

Stockholders of record at the close of business on March 31, 2008 are entitled to attend and vote at the meeting.

ANNUAL REPORT TO STOCKHOLDERS

The Southern Company Annual Report to Stockholders for 2007 (“Annual Report”) is enclosed but is not a part of this mailing.

VOTING

Even if you plan to attend the meeting in person, please provide your voting instructions in one of the following ways as soon as possible:

(1) Internet — use the Internet address on the proxy form
(2) Telephone — use the toll-free number on the proxy form
(3) Mail — mark, sign and date the proxy form and return it in the enclosed postage-paid envelope

By Order of the Board of Directors, G. Edison Holland, Jr., Secretary, April 14, 2008

Proxy Statement

General Information

Q:	How do I give voting instructions?

A:	You may attend the meeting and give instructions in person or give instructions by the Internet, by telephone or by mail. Information for giving instructions is on the proxy form. The Proxies, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q:	Can I change my vote?

A:	Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company’s corporate secretary before the meeting.

Q:	Who can vote?

A:	All stockholders of record on the record date of March 31, 2008. On that date, there were shares of Southern Company common stock (“Common Stock”) outstanding and entitled to vote.

Q:	How much does each share count?

A:	Each share counts as one vote, except votes for Directors may be cumulative. Abstentions that are marked on the proxy form are included for the purpose of determining a quorum, but shares that a broker fails to vote are not counted toward a quorum. Neither is counted for or against the matters being considered.

Q:	What does it mean if I get more than one proxy form?

A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple registered accounts, please contact Stockholder Services at (800) 554-7626.

Q:	Can the Company’s Proxy Statement and Annual Report be accessed from the Internet?

A:	Yes. You can access the Company’s website at www.southerncompany.com to view these documents.

Q:	Does the Company offer electronic delivery of proxy materials?

A:	Yes. Most stockholders can elect to receive an e-mail that will provide electronic links to the Annual Report and Proxy Statement. Opting to receive your proxy materials on-line will save us the cost of producing and mailing documents and also will give you an electronic link to the proxy voting site.

You may sign up for electronic delivery when you vote your proxy via the Internet or:

■ Go to our investor web site at http://investor.southerncompany.com/;

■ Click on the word “Enroll” for Electronic Delivery of Proxy Materials; and

■ Follow the directions provided to complete your enrollment.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual Internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of proxy materials and annual reports. The Company will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q:	What is “householding”?

A:	Certain beneficial owners of the Company’s common stock, sharing a single address, may receive only one copy of the Proxy Statement and Annual Report unless the broker, bank or nominee has received contrary instructions from any beneficial owner at that address. This practice — known as householding — is designed to reduce printing and mailing costs. If a beneficial owner does not wish to participate in householding, he or she may contact Stockholder Services at (800) 554-7626 or at 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 and ask to receive a Proxy Statement or Annual Report. As noted earlier, beneficial owners may view the Proxy Statement and Annual Report on the Internet.

Q:	When are stockholder proposals due for the 2009 Annual Meeting of Stockholders?

A:	The deadline for the receipt of stockholder proposals to be considered for inclusion in the Company’s proxy materials for the 2009 Annual Meeting of Stockholders is December 15, 2008. Proposals must be submitted in writing to Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. Additionally, the proxy solicited by the Board of Directors for next year’s meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the Company’s proxy materials unless the Company is provided written notice of such proposal no later than February 28, 2009.

Q:	Who pays the expense of soliciting proxies?

A:	The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting. The Company has retained Laurel Hill Advisory Group to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement of out-of-pocket expenses.

The Company’s 2007 Annual Report to the Securities and Exchange Commission (the “SEC”) on Form 10-K will be provided without charge upon written request to Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 28, 2008:

This Proxy Statement and the Annual Report are also available at http://investor.southerncompany.com/proxymaterials

Corporate Governance

COMPANY ORGANIZATION

Southern Company is a holding company managed by a core group of officers and governed by a Board of Directors that is currently comprised of 12 members.

The nominees for election as Directors consist of eleven non-employees and one executive officer of the Company.

The Board of Directors has adopted and operates under a set of Corporate Governance Guidelines which are available on the Company’s website at www.southerncompany.com under Investors/Corporate Governance.

CORPORATE GOVERNANCE WEBSITE

In addition to the Corporate Governance Guidelines, other information relating to corporate governance of the Company is available on the Company’s Corporate Governance webpage at www.southerncompany.com under Investors/Corporate Governance or directly at http://investor.southerncompany.com/governance.cfm, including:

■	Code of Ethics

■	Political Contributions Policy and Report

■	By-Laws of the Company

■	Executive Stock Ownership Guidelines

■	Board Committee Charters

■	Board of Directors — Background and Experience

■	Management Council — Background and Experience

■	SEC filings

■	Composition of Board Committees

■	Link for online communication with Board of Directors

The Corporate Governance documents also may be obtained by requesting a copy from Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

DIRECTOR INDEPENDENCE

No Director will be deemed to be independent unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company, directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company. The Board of Directors has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:

■	The Director was employed by the Company or whose immediate family member was an executive officer of the Company.

■	The Director received, or whose immediate family member received, direct compensation from the Company, other than director and committee fees. (Compensation received by an immediate family member for services as a non-executive employee of the Company need not be considered.)

■	The Director was affiliated with or employed by, or whose immediate family member was affiliated or employed in a professional capacity by, a present or former external auditor of the Company.

■	The Director was employed, or whose immediate family member was employed, as an executive officer of a company where any member of the Company’s present executives serve on that company’s compensation committee.

■	A company for which the Director currently serves as an executive officer or an employee or whose immediate family member currently serves as an executive officer that makes payments to or receives payments from the Company for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or two percent of that company’s consolidated gross revenues.

Additionally, a Director will be deemed not to be independent if the Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions exceeding the greater of $1,000,000 or two percent of the organization’s total annual charitable receipts.

In determining independence, the Board reviews and considers all commercial, consulting, legal, accounting, charitable or other business relationships that a Director or the Director’s immediate family members have with the Company. This review specifically included all ordinary course transactions with entities with which the Directors are associated. In particular, the Board reviewed transactions between subsidiaries of the Company and The Home Depot and Vulcan Materials Company. Messrs. Francis S. Blake and Donald M. James are the chief executive officers of The Home Depot and Vulcan Materials Company, respectively. Throughout 2007, the subsidiaries purchased goods and services in the amount of $524,669 from The Home Depot and $452,920 from Vulcan Materials Company. These amounts represented numerous individual purchases from The Home Depot and several individual transactions with Vulcan Materials Company. The Board determined that its subsidiaries followed the Company procurement policies and procedures, that the amounts were well under the thresholds under the Director independence requirements and that neither Mr. Blake nor Mr. James had a direct or indirect material interest in the transactions.

While no Director or immediate family member serves in an executive capacity for a charitable organization, the Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with similar contributions and none were approved outside the Company’s normal procedures.

As a result of its annual review of Director independence, the Board affirmatively determined that none of the following persons who are currently serving as a Director or are nominees for election as Directors has a material relationship with the Company and, as a result, such persons are determined to be independent: Juanita Powell Baranco, Dorrit J. Bern, Francis S. Blake, Jon A. Boscia, Thomas F. Chapman, H. William Habermeyer, Jr., Warren A. Hood, Jr., Donald M. James, J. Neal Purcell, William G. Smith, Jr. and Gerald J. St. Pé. David M. Ratcliffe, a current Director, is Chairman of the Board, President and Chief Executive Officer of the Company. Also, Zack T. Pate who served as a Director during 2007 until his retirement date of May 23, 2007, was determined not to have a material relationship with the Company and to be independent.

COMMUNICATING WITH THE BOARD

Communications may be sent to the Company’s Board or to specified Directors by regular mail or electronic mail. Regular mail should be sent to the attention of Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The electronic mail address is CORPGOV@southerncompany.com. The electronic mail address also can be accessed from the Corporate Governance webpage located under “Investors” on the Southern Company website at www.southerncompany.com, under the link entitled “Governance Inquiries.” With the exception of commercial solicitations, all stockholder communications directed to the Board or to specified Directors will be relayed to them.

DIRECTOR COMPENSATION

Only non-employee Directors are compensated for Board service.

During 2007 the pay components were:

Annual retainers:

■	$70,000 of which $30,000 was deferred in Common Stock until Board membership ends

■	$10,000 if serving as chair of a standing Board committee with the exception that the chair of the Audit Committee received $25,000

Equity grants:

■	1,000 additional shares of Common Stock in quarterly grants of 250 shares were deferred until Board membership ends

Meeting fees:

■	$2,500 for participation in a meeting of the Board

■	$2,000 for participation in a meeting of a committee of the Board other than a meeting of the Audit Committee

■	$4,000 for attendance in person at a meeting of the Audit Committee

■	$2,000 for participation by telephone in a meeting of the Audit Committee

■	$2,000 for each day of a visit to a plant or office of the Company and for any other business meeting at which the Director participates as a representative of the Company

Effective January 1, 2008, the director compensation program was amended with pay components being as follows:

Annual retainers:

■	$85,000 cash retainer

■	$12,500 if serving as a chair of a committee of the Board

■	$12,500 if serving as the presiding director of the Board

Equity grant:

■	$90,000 in deferred Common Stock units until Board membership ends

Meeting fees:

■	Meeting fees are not paid for participation in the initial eight meetings of the Board in a calendar year. If more than eight meetings of the Board are held in a calendar year, $2,500 will be paid for participation in each meeting of the Board beginning with the ninth meeting.

■	Meeting fees are no longer paid for participation in a meeting of a committee of the Board.

DIRECTOR DEFERRED COMPENSATION PLAN

The $90,000 equity grant is required to be deferred in shares of Common Stock under the Deferred Compensation Plan for Directors of The Southern Company (the “Director Deferred Compensation Plan”) and invested in Common Stock units which earn dividends as if invested in Common Stock. Earnings are reinvested in additional stock units. Upon leaving the Board, distributions are made in Common Stock.

In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:

•	in Common Stock units which earn dividends as if invested in Common Stock and are distributed in shares of Common Stock upon leaving the Board

•	at prime interest which is paid in cash upon leaving the Board

All investments and earnings in the Director Deferred Compensation Plan are fully vested and at the election of the Director, may be distributed in a lump-sum payment or in up to 10 annual distributions after leaving the Board. The Company has established a grantor trust that primarily holds Common Stock that funds the Common Stock units that are distributed in Common Stock. Directors have voting rights in the shares held in the trust attributable to these units.

DIRECTOR COMPENSATION TABLE

The following table reports all compensation to the Company’s non-employee Directors during 2007, including amounts deferred in the Director Deferred Compensation Plan. Non-employee Directors do not receive Option Awards or Non- Equity Incentive Plan compensation, and there is no pension plan for non-employee Directors.

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)(1)	($)(2)(3)	($)	($)	Earnings ($)	($)(4)	Total ($)

Juanita Powell Baranco	92,500	66,643	—	—	—	—	159,143

Dorrit J. Bern	106,500	66,643	—	—	—	—	173,143

Francis S. Blake	81,000	66,643	—	—	—	—	147,643

Jon A. Boscia(5)	—	—	—	—	—	—	—

Thomas F. Chapman	108,500	66,643	—	—	—	—	175,143

H. William Habermeyer, Jr.(6)	71,666	55,559	—	—	—	—	127,225

Warren A. Hood, Jr.(7)	19,800	—	—	—	—	391	20,191

Donald M. James	93,500	66,643	—	—	—	—	160,143

Zack T. Pate(8)	76,334	14,889	—	—	—	8,061	99,284

J. Neal Purcell	117,500	66,643	—	—	—	—	184,143

William G. Smith, Jr.	96,500	66,643	—	—	—	—	163,143

Gerald J. St. Pé	108,500	66,643	—	—	—	114	175,257

(1)	Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.

(2)	Includes fair market value of equity grants on grant dates and retainer compensation required to be deferred in the Director Deferred Compensation Plan. All such stock awards are vested immediately upon grant.

(3)	The aggregate number of Common Stock units held at year-end in the Director Deferred Compensation Plan for each person is provided in the Stock Ownership Table under the column Deferred Stock Units.

(4)	Consists of tax “gross-ups” for an award given to Dr. Pate upon his retirement from the Board and reimbursement for taxes associated with spousal air travel.

(5)	Mr. Boscia was elected a Director of the Company effective December 7, 2007. No compensation was paid to Mr. Boscia during 2007.

(6)	Mr. Habermeyer was elected a Director of the Company effective March 1, 2007.

(7)	Mr. Hood was elected a Director of the Company effective December 7, 2007. Mr. Hood’s compensation includes compensation earned in 2007 as a Director of Mississippi Power Company, a wholly-owned subsidiary of the Company. Mr. Hood resigned as a Director of Mississippi Power Company effective December 6, 2007.

(8)	Dr. Pate retired as a Director of the Company on May 23, 2007.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Under the Company’s Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, Common Stock equal to at least four times the annual Director retainer fee.

MEETINGS OF NON-EMPLOYEE DIRECTORS

Non-employee Directors meet in executive session with no member of management present on each regularly-scheduled Board meeting date. There is a presiding Director at each of these executive sessions. Dr. Zack T. Pate served as presiding Director from May 25, 2005 until his retirement on May 23, 2007. Mr. Thomas F. Chapman became the presiding Director on May 23, 2007 to serve a two-year term or until a successor is named by the non-employee Directors.

COMMITTEES OF THE BOARD

Committee Charters

Charters for each of the five standing committees can be found at the Company’s website — www.southerncompany.com under Investors/Corporate Governance.

Audit Committee:

■	Members are Mr. Smith, (Chair), Ms. Bern, Mr. Blake and Mr. Hood(1)

■	Met ten times in 2007

■	Oversees the Company’s financial reporting, audit processes, internal controls and legal, regulatory and ethical compliance; appoints the Company’s independent registered public accounting firm, approves its services and fees and establishes and reviews the scope and timing of its audits; reviews and discusses the Company’s financial statements with management and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within generally accepted accounting principles, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management and other material written communications between the internal auditors and/or the independent registered public accounting firm and management; and recommends the filing of the Company’s annual financial statements with the SEC.

The Board has determined that the members of the Audit Committee are independent as defined by the New York Stock Exchange corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Smith qualifies as an “audit committee financial expert” as defined by the SEC.

(1) During 2007 and until January 21, 2008, Mr. Purcell served as Chair of the Committee and Ms. Baranco served as a member of the Committee. Dr. Pate served as a member of the Committee until his retirement from the Board on May 23, 2007. Mr. Smith was appointed Chair and Ms. Bern and Mr. Hood were appointed as members of the committee on January 21, 2008. The Board had determined that Mr. Purcell qualified as an audit committee financial expert.

Compensation and Management Succession Committee:

■	Members are Mr. Purcell, (Chair), Mr. Boscia, Mr. Habermeyer and Mr. James(1)

■	Met eight times in 2007

■	Evaluates performance of executive officers and establishes their compensation, administers executive compensation plans and reviews management succession plans. Annually reviews a tally sheet of all components of the Chief Executive Officer’s compensation and takes actions required of it under the Pension Plan for Employees of the Company.

The Board has determined that each member of the Compensation and Management Succession Committee is independent.

(1) During 2007 and until January 21, 2008, Mr. St. Pé served as Chair of the Committee and Mr. Chapman served as a member of the Committee. Mr. Purcell was appointed Chair and Messrs. Boscia and Habermeyer were appointed members of the Committee on January 21, 2008. Mr. Smith served as a member of the Committee in 2007 until his appointment to the Audit Committee on May 23, 2007.

Governance

The Committee focuses on good governance practices in its operation. In late 2006 through 2007, this included:

•	Considering compensation for the named executive officers in the context of all of the components of total compensation.

•	Considering annual adjustments to pay over the course of two meetings and requiring more than one meeting to make other important decisions.

•	Receiving meeting materials several days in advance of meetings.

•	Having regular executive sessions of Committee members only.

•	Having direct access to outside compensation consultants.

•	Conducting a performance/payout analysis versus peer companies for the annual incentive program to provide a check on the Company’s goal-setting process.

Role of Executive Officers

The Chief Executive Officer, with input from the Human Resources staff, recommends to the Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for Company officers. The Committee considers, discusses, modifies as appropriate and takes action on such proposals.

Role of Compensation Consultants

In 2007, the Committee directly retained Hewitt Associates (“Hewitt”) as its outside compensation consultant. The Committee informed Hewitt in writing that it expected Hewitt to advise it if and when there were elements of management proposals to the Committee that Hewitt believed the Committee should not support, set expectations for Hewitt to be honest and direct with the Committee at all times and stated that Hewitt’s ongoing engagement would be determined by the Committee.

During 2007, Hewitt assisted the Committee with comprehensive market data and its implications for pay at the Company and various other governance, design and compliance matters. The consultant also advised the Governance Committee on Director pay levels.

The Committee also retained Towers Perrin in 2007 as described in the Compensation Discussion and Analysis on page.

Compensation Committee Interlocks and Insider Participation

None of the persons who served as members of the Committee during 2007 was an officer or employee of the Company during 2007 or at any time in the past nor had reportable transactions with the Company.

Finance Committee:

■	Members are Mr. James, (Chair), Mr. Boscia and Mr. Purcell(1)

■	Met eight times in 2007

■	Reviews the Company’s financial matters, recommends actions such as dividend philosophy to the Board and approves certain capital expenditures

The Board has determined that each member of the Finance Committee is independent.

(1) During 2007 and until January 21, 2008, Ms. Bern served as Chair of the Committee. Mr. James was appointed Chair and Messrs. Boscia and Purcell were appointed members of the Committee on January 21, 2008. Mr. Smith served as a member of the Committee until his appointment to the Audit Committee on May 23, 2007.

Governance Committee:

■	Members are Ms. Baranco, (Chair), Mr. Chapman and Mr. St. Pé(1)

■	Met eight times in 2007

■	Oversees the composition of the Board and its committees, determines non-employee Directors’ compensation, maintains the Company’s Corporate Governance Guidelines and coordinates the performance evaluations of the Board and its committees.

The Board has determined that each member of the Governance Committee is independent.

(1) During 2007 and until January 21, 2008, Mr. Chapman served as Chair of the Committee and Ms. Bern served as a member of the Committee. Ms. Baranco was appointed Chair of the Committee on January 21, 2008.

Nominees for Election to the Board

The Governance Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating and recommending nominees for election to the Board. The Committee solicits recommendations for candidates for consideration from its current Directors and is authorized to engage third party advisers to assist in the identification and evaluation of candidates for consideration. Any stockholder may make recommendations to the Governance Committee by sending a written statement setting forth the candidate’s qualifications, relevant biographical information and signed consent to serve. These materials should be submitted in writing to the Company’s assistant corporate secretary and received by that office by December 12, 2008 for consideration by this Committee as a nominee for election at the Annual Meeting of Stockholders to be held in 2009. Any stockholder recommendation is reviewed in the same manner as candidates identified by the Committee or recommended to the Committee.

The Governance Committee only considers candidates with the highest degree of integrity and ethical standards. The Committee evaluates a candidate’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy and number of other board memberships. The Board as a whole should be diverse and have collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance and the Company’s industry. During 2007, the Committee engaged the services of a third-party search firm to aid in identifying prospective candidates and evaluating their qualifications. The Committee recommends candidates to the Board of Directors for consideration as nominees. Final selection of the nominees is within the sole discretion of the Board of Directors.

Mr. Jon A. Boscia and Mr. Warren A. Hood, Jr. were recommended by the Governance Committee for election to the Board and were elected as Directors effective December 7, 2007. Messrs. Boscia and Hood were identified jointly by the members of the Governance Committee and the third-party search firm.

Nuclear/Operations Committee:(1)

■	Members are Mr. Habermeyer, (Chair), Ms. Baranco and Mr. St. Pé(2)

■	Oversees significant information, activities and events relative to significant operations of the Company including nuclear and other generation facilities, transmission and distribution, fuel and information technology initiatives.

■	Attended seven meetings in 2007

(1) Effective January 21, 2008 the Committee’s name was changed from the Nuclear Committee to the Nuclear/Operations Committee.

(2) Until his retirement on May 23, 2007, Dr. Pate served as Chair of the Committee at which time Mr. Habermeyer was appointed Chair. Ms. Baranco and Mr. St. Pé were appointed members of the Committee on January 21, 2008.

DIRECTOR ATTENDANCE

The Board of Directors met seven times in 2007. The average attendance for Directors at all Board and Committee meetings was 97 percent. No nominee attended less than 75 percent of applicable meetings.

Directors are expected to attend the Annual Meeting of Stockholders. Ten of the eleven members of the Board of Directors serving on May 23, 2007, the date of the 2007 Annual Meeting of Stockholders, attended the meeting.

Stock Ownership Table

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of Company common stock owned by Directors, nominees and executive officers as of December 31, 2007, with the exception of Mr. Habermeyer whose shares are shown as of March 1, 2007, the date of his election to the Board of Directors. The shares owned by all directors, nominees and executive officers as a group constitute less than one percent of the total number of shares of the class.

		Shares Beneficially Owned Include:
			Shares
			Individuals
	Shares		Have Rights to
	Beneficially	Deferred Stock	Acquire within	Shares Held by
Directors, Nominees and Executive Officers	Owned(1)	Units(2)	60 days(3)	Family Members(4)

Juanita Powell Baranco	9,542	9,062

Dorrit J. Bern	41,804	40,304

Francis S. Blake	16,760	16,560

Jon A. Boscia	4,000

Thomas F. Chapman	27,013	27,013

Thomas A. Fanning	287,834		283,095

Michael D. Garrett	168,476		168,550

H. William Habermeyer, Jr.	1,551	1,551

G. Edison Holland, Jr.	262,498		256,348

Warren A. Hood, Jr.	3,525	3,525

Donald M. James	40,956	38,956

Charles D. McCrary	263,133		258,108

J. Neal Purcell	28,127	21,903		224

David M. Ratcliffe	1,539,731		1,522,922

William G. Smith, Jr.	12,360	8,723

Gerald J. St. Pé	94,587	41,049		8,537

Directors, Nominees and Executive Officers as a Group (21 people)	3,732,711	208,646	3,358,830	8,776

(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.

(2)	Indicates the number of Deferred Stock Units held under the Director Deferred Compensation Plan.

(3)	Indicates shares of Company common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

(4)	Each Director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.

Matters to be Voted Upon

ITEM NO. 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors

The Proxies named on the proxy form will vote, unless otherwise instructed, each properly executed proxy form for the election of the following nominees as Directors. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form. Each nominee, if elected, will serve until the 2009 Annual Meeting of Stockholders.

Juanita Powell Baranco Age: Director since: Board committees: Principal occupation: Other directorships:	58 2006 Governance (chair), Nuclear/Operations Executive vice president and chief operating officer of Baranco Automotive Group, automobile sales Cox Radio Incorporated

Dorrit J. Bern Age: Director since: Board committees: Principal occupation: Other directorships:	57 1999 Audit Chairman of the board, president and chief executive officer of Charming Shoppes, Inc., multi-channel apparel, home, food and retail Charming Shoppes, Inc., OfficeMax, Inc.

Francis S. Blake Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

58

2004

Audit

Chairman of the board and chief executive officer of The Home Depot, home improvement

Served as U.S. Deputy Secretary of Energy from May 2001 to April 2002 and as executive vice president of The Home Depot until January 2007 when he assumed his current position

The Home Depot, Inc.

Jon A. Boscia Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

55

2007

Compensation and Management Succession, Finance

President and chief executive officer of Boardroom Advisors, LLC, governance consulting

Served as chairman of the board and chief executive officer of Lincoln Financial Group, insurance, institutional investments, comprehensive financial planning and advisory services, until his retirement in 2007.

None

Thomas F. Chapman Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

64

2000

Governance, Presiding Director

Retired chairman of the board and chief executive officer of Equifax, Inc., information services, data analytics, transaction processing and consumer financial products

Served as chairman of the board and chief executive officer of Equifax, Inc. until his retirement in 2005

None

H. William Habermeyer, Jr. Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

65

2007

Nuclear/Operations (chair), Compensation and Management Succession

Retired president and chief executive officer of Progress Energy Florida, Inc., electric utility

Served as president and chief executive officer of Progress Energy Florida, Inc. until his retirement in 2006

Raymond James Financial Services, Inc., USEC Inc.

Warren A. Hood, Jr. Age: Director since: Board committees: Principal occupation: Other directorships:	56 2007 Audit Chairman of the board and chief executive officer of Hood Companies, Inc., packaging and construction products BancorpSouth Bank, Hood Companies, Inc.

Donald M. James Age: Director since: Board committees: Principal occupation: Other directorships:

59

1999

Finance (chair), Compensation and Management Succession

Chairman of the board and chief executive officer of Vulcan Materials Company, construction materials

Vulcan Materials Company, Wachovia Corporation

J. Neal Purcell Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

66

2003

Compensation and Management Succession (chair), Finance

Retired vice-chairman, audit operations, of KPMG, public accounting

Served as KPMG’s vice-chairman in charge of National Audit Practice Operations from October 1998 until his retirement in 2002

Kaiser Permanente Healthcare and Hospitals, Synovus Financial Corporation

David M. Ratcliffe Age: Director since: Principal occupation: Recent business experience: Other directorships:

59

2003

Chairman of the board, president and chief executive officer of the Company

Served as president and chief executive officer of Georgia Power Company from May 1999 until January 2004 and as chairman and chief executive officer of Georgia Power Company from January 2004 until April 2004. He served as executive vice president of the Company from May 1999 until April 2004, and as president of the Company from April 2004 until July 2004, when he assumed his current position

CSX Corporation, Southern system companies — Alabama Power Company, Georgia Power Company and Southern Power Company

William G. Smith, Jr. Age: Director since: Board committees: Principal occupation: Other directorships:	54 2006 Audit (chair) Chairman of the board, president and chief executive officer of Capital City Bank Group, Inc. Capital City Bank Group, Inc.

Gerald J. St. Pé Age: Director since: Board committees: Principal occupation: Recent business experience: Other directorships:

68

1995

Governance, Nuclear/Operations

Former president of Ingalls Shipbuilding and retired executive vice president of Litton Industries

Served as chief operating officer of Northrop-Grumman Ship Systems from August 1999 to November 2001

Merchants and Marine Bank, McLand Disposal, Signal International

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN ITEM NO. 1.

ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm for 2008. This appointment is being submitted to stockholders for ratification. Representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of shares present and entitled to vote is required for ratification of the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 2.

ITEM NO. 3 — TO AMEND THE COMPANY’S BY-LAWS TO (1) IMPLEMENT A MAJORITY VOTE STANDARD FOR THE ELECTION OF DIRECTORS IN UNCONTESTED ELECTIONS, RETAINING A PLURALITY VOTE STANDARD IN CONTESTED ELECTIONS, AND (2) ELIMINATE CUMULATIVE VOTING IN UNCONTESTED ELECTIONS, EACH CONDITIONED ON THE ELIMINATION OF CUMULATIVE VOTING IN THE CERTIFICATE OF INCORPORATION

The Company’s Board of Directors determined that it would be in the best interest of the Company and its stockholders to allow for majority voting and to eliminate cumulative voting in uncontested elections of Directors. The Board recommends that the stockholders approve an amendment to the By-laws to change the standard for the election of directors in uncontested elections from a plurality voting standard to a majority voting standard and also to eliminate cumulative voting in uncontested elections, subject to the elimination of cumulative voting in the Certificate of Incorporation, as described more fully in Item No. 4 below.

Under the current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a “for” vote from a majority of the votes present and voting at a stockholder meeting to be elected to the Board. Additionally, the By-laws currently provide that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, in voting for directors each holder of common stock is entitled to cast a number of votes equal to the number of votes he or she would be entitled to cast with respect to his or her shares of stock multiplied by the number of directors to be elected. A stockholder may give one candidate all the votes such stockholder is entitled to cast or may distribute such votes among as many candidates as such stockholder chooses. The Board feels that cumulative voting and a majority vote standard are incompatible, and is recommending the elimination of cumulative voting in uncontested elections in conjunction with the adoption of a majority vote standard.

The Board is seeking to eliminate cumulative voting and to implement a majority vote standard in uncontested elections because it believes that such changes are in the best interest of stockholders at this time. The Board recommends retaining cumulative voting in the By-laws for any contested election of directors, to which a plurality standard would apply. Please see Item No. 4 below for additional information regarding the proposed elimination of cumulative voting as contained in the Certificate of Incorporation.

Background of This Item

The proposed majority vote standard would require that a nominee for director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the Board. The Board believes that the proposed majority vote standard for uncontested elections is a more equitable standard. At present, a plurality vote standard guarantees the election of a director in an uncontested election; however, a majority vote standard would mean that nominees in uncontested elections are only elected if a majority of the votes cast are voted in their favor. The Board believes that this majority vote standard in uncontested director elections will strengthen the director nomination process and enhance director accountability.

Additionally, the Board will add appropriate provisions to its Corporate Governance Guidelines to require any nominee for election as a director of the Company to submit an irrevocable letter of resignation as a condition to being named as such nominee, which would be tendered in the event that nominee fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of stockholders. Such resignation would be considered by the Board, and the Board would be required to either accept or reject such resignation within 90 days from the certification of the election results.

The By-laws also currently provide for cumulative voting in the election of directors. The proposed amendment would eliminate cumulative voting in uncontested elections of directors, but retain cumulative voting in contested elections of directors.

The Board does not believe that it should amend the By-laws to establish a majority vote standard and to eliminate cumulative voting while the Company’s Certificate of Incorporation still provides for cumulative voting. The elimination of cumulative voting is desirable in connection with the adoption of the majority vote standard with respect to uncontested elections. Because both the Certificate of Incorporation and the By-laws currently provide for cumulative voting, the Board recommends that the provisions in the Certificate of Incorporation relating to cumulative voting be eliminated. The Board believes that less confusion will result if both the majority vote standard and cumulative voting provisions are contained only in the By-laws rather than in both the By-laws and the Certificate of Incorporation. This proposed amendment does not provide any less protection to stockholders because under the Company’s By-laws, stockholders are required to ratify any amendment to the By-laws, and any further change in either the majority vote standard or cumulative voting would be subject to the stockholder ratification requirement.

Amendments

The proposed By-law amendment would include the following:

•	The By-laws will be amended to remove provisions about cumulative voting for directors in uncontested elections and

•	The plurality voting provisions in the By-laws will be replaced with provisions requiring that, in order to be elected in an uncontested election, a nominee for director must receive the affirmative vote of a majority of the votes cast at a meeting of stockholders, provided that, in contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director.

A complete text of the amendment is set forth in Appendix A.

The affirmative vote of a majority of shares present and entitled to vote is required for amendment of the By-laws as presented in this Item No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 3

ADOPTION OF THIS ITEM NO. 3 IS CONDITIONED ON THE APPROVAL BY STOCKHOLDERS OF ITEM NO. 4 BELOW. NEITHER ITEM NO. 3 NOR ITEM NO. 4 WILL BE IMPLEMENTED UNLESS BOTH ITEMS ARE APPROVED.

ITEM NO. 4: TO AMEND THE CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN ELECTIONS OF DIRECTORS, CONDITIONED UPON ADOPTION OF THE MAJORITY VOTE STANDARD AND THE ELIMINATION OF CUMULATIVE VOTING IN CONTESTED ELECTIONS IN THE BY-LAWS

The Board has determined that it would be in the best interest of the Company and its stockholders to require that a nominee or director in an uncontested election receive a majority of the votes cast at a stockholders meeting to be elected to the Board (see Item No. 3 above). The Board is seeking to eliminate cumulative voting in uncontested elections because it believes that a change to a majority vote standard in uncontested elections is in the best interest of stockholders at this time, and it views cumulative voting as inconsistent with a majority vote standard for the election of directors.

The elimination of cumulative voting in uncontested elections requires an amendment to the By-laws as discussed in Item No. 3 above, and also requires an amendment to the Certificate of Incorporation, which would remove subdivision (2) of Article Ninth (the cumulative voting provision). The Board feels it is appropriate to remove cumulative voting entirely from the Certificate of Incorporation and to amend the cumulative voting provisions discussed above in the By-laws so that all of the provisions pertaining to voting in director elections are contained in the By-laws. As discussed above, cumulative voting will be permitted in a contested election, to which the plurality voting standard applies.

This amendment to the Certificate of Incorporation has been approved and declared advisable by the Board but requires adoption by the Company’s stockholders. This elimination would facilitate adoption of the majority vote standard for the election of directors in the manner described above in Item No. 3.

This Item would not change the present number of directors, and the Board would retain the authority to change that number and to fill any vacancies or newly created directorships.

Background of This Item

The Board is seeking to eliminate cumulative voting because it believes that a change to a majority vote standard in uncontested elections would be in the best interest of stockholders at this time and it views cumulative voting as incompatible with a majority vote standard for election.

Amendment

The proposed amendment would eliminate subdivision (2) of Article Ninth of the Certificate of Incorporation in its entirety.

Approval of this Item requires the affirmative vote of at least two-thirds of the outstanding shares of the Company’s common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 4.

ADOPTION OF THIS ITEM NO. 4 IS CONDITIONED ON THE APPROVAL BY STOCKHOLDERS OF ITEM NO. 3 ABOVE. NEITHER ITEM NO. 3 NOR ITEM NO. 4 WILL BE IMPLEMENTED UNLESS BOTH ITEMS ARE APPROVED.

ITEM NO. 5 — STOCKHOLDER PROPOSAL ON ENVIRONMENTAL REPORT

The Company has been advised that The Sisters of Charity of Saint Elizabeth, P. O. Box 476, Convent Station, New Jersey 07961, holder of 100 shares of Company common stock; American Baptist Home Mission Society of The American Baptist Churches, USA, P. O. Box 851, Valley Forge, Pennsylvania 19482, holder of 1,942 shares of Company common stock; Congregation of Benedictine Sisters, 285 Oblate Drive, San Antonio, TX holder of 14,000 shares of Company common stock, and Sisters of St. Dominic of Caldwell New Jersey, 40 South Fullerton Avenue, Montclair, New Jersey 07042, holder of 100 shares of Company common stock, propose to submit the following resolution at the 2008 Annual Meeting of Stockholders.

“Whereas:

“The International Energy Agency warned in its 2007 World Energy Outlook that ‘urgent action is needed if greenhouse gas (GHG) concentrations are to be stabilized at a level that would prevent dangerous interference with the climate system.’

“In October 2006, a report authorized by former chief economist of The World Bank, Sir Nicolas Stern, estimated that climate change will cost between 5% and 20% of GDP if emissions are not reduced, and that GHGs can be reduced at a cost of approximately 1% of global economic growth.

“U.S. power plants are responsible for nearly 40% of the country’s carbon dioxide emissions, and 10% of global carbon dioxide emissions.

“Coal-burning power plants are responsible for 80% of the carbon dioxide (CO2) emissions from all U.S. power plants and Southern Company is the second-largest emitter of CO2, the GHG linked to climate change, among U.S. power generators.

“Since 1990, CO2 emissions from U.S. power plants have increased by 27%. Moreover, the global rate of GHG emissions from burning fossil fuels increased four-fold between 2000 and 2005 (U.S. Energy Information Administration).

“Levels of CO2, which persist in the atmosphere for over 100 years, are now higher than anytime in the past 400,000 years and they will continue to rise as long as emissions from human activities continue.

“While CO2 is not now regulated at the federal level, the U.S. Senate Environment and Public Works Committee voted to report the Lieberman-Warner Security Act (S. 2191) to the full Senate in December 2007. The bill would reduce emissions by almost 20% below current levels by 2020 and 60% by 2050.

“Shareholders desire to understand how well our company would be prepared to operate under mandatory 20% and 60% CO2 emissions reduction mandates, were such carbon constraints enacted by the U.S. Congress.

“AEP, the nation’s largest electric generator, Entergy and Exelon have set total GHG emissions reduction targets. Duke, Exelon, FPL, NRG, and others, through their participation in the U.S. Climate Action Partnership, have also publicly stated that the U.S. should reduce its GHG footprint by 60% to 80% from current levels by 2050. They have endorsed adoption of mandatory federal policy to limit CO2 emissions as a way to provide economic and regulatory certainty needed for major investments in our energy future.

“Southern Company however, opposes mandatory regulation of CO2 and other GHG emissions in favor of voluntary action. While our company has added cleaner coal burning capacity, is investing in renewable energy, and has reduced the intensity of its CO2 emissions, it has yet to adopt a voluntary reduction goal for its total CO2 emissions. (Southern Company Response to CDP5)

“RESOLVED: Shareholders request that the Board of Directors report to shareholders actions the company would need to take to reduce total CO2 emissions, including quantitative goals for existing and proposed plants based on current and emerging technologies, by September 30, 2008. Such report shall omit proprietary information and be prepared at reasonable cost.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 5 FOR THE FOLLOWING REASONS:

The Company issued in 2005 the Environmental Assessment: Report to Shareholders, outlining options and actions the Company is taking with regard to CO2 and other emissions, including an extensive review of CO2 price scenarios; issued in 2006 its Corporate Responsibility Report, which included data on emissions and actions being undertaken to address those emissions; and in April 2008, updated our report, Climate Change — A Summary of Southern Company Actions, on specific current and long-term activities to address CO2 emissions, as well as issued a report, Energy Efficiency Regulatory Structures, on the need for and the impacts of energy efficiency efforts as a resource to meet growth and regulatory structures. All these reports are available either through the Company’s external website at www.southerncompany.com or by contacting Patricia L. Roberts, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 and requesting a copy.

The vote needed to pass the proposed stockholders’ resolution is a majority of the shares represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 5.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the Annual Report to Stockholders with management. The Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and on the conformity of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee reviewed with the independent registered public accounting firm, the firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC and the New York Stock Exchange corporate governance rules. In addition, the Committee has discussed with the independent registered public accounting firm its independence from management and the Company as required under rules of the PCAOB. The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Committee discussed the overall scopes and plans with the Company’s internal auditors and independent registered public accounting firm for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Committee also meets privately with the Company’s compliance officer. The Committee held 9 meetings during 2007.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the SEC. The Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2008. Stockholders will be asked to ratify that selection at the Annual Meeting of Stockholders.

Members of the Committee:

William G. Smith, Jr., Chair
Dorrit J. Bern
Francis S. Blake
Warren A. Hood, Jr.

PRINCIPAL ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the last two fiscal years by Deloitte & Touche — the Company’s principal independent registered public accounting firm:

	2007	2006

	(In thousands)

Audit Fees(a)	$12,525	$12,994
Audit-Related Fees(b)	913	673
Tax Fees(c)	0	90
All Other Fees	0	0

Total	$13,438	$13,757

(a)	Includes services performed in connection with financing transactions

(b)	Includes benefit plan and other non-statutory audit services and accounting consultations in both 2007 and 2006

(c)	Includes review services in connection with the consolidated federal tax return and tax compliance licensing and training costs

The Audit Committee has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services (see Appendix B) that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis (the “CD&A”) and elsewhere in this Proxy Statement, references to the “Compensation Committee” are to the Compensation and Management Succession Committee of the Company’s Board of Directors.

GUIDING PRINCIPLES AND POLICIES

The Company’s executive compensation program is based on a philosophy that total executive compensation must be competitive with the companies in our industry, must be tied to and motivate our executives to meet our short- and long-term performance goals and must foster and encourage alignment of executive interests with the interests of our stockholders and our customers. The program generally is designed to motivate all employees, including executives, to achieve operational excellence and financial goals while maintaining a safe work environment.

Our executive compensation program places significant focus on rewarding performance. The program is performance-based in several respects:

•	Our actual earnings per share (“EPS”) and business unit performance, which includes return on equity (“ROE”) or net income, compared to target performance levels established early in the year, determine the ultimate annual incentive program payouts.

•	Common Stock price changes result in higher or lower ultimate values of stock options.

•	Our dividend payout and total shareholder return compared to those of our industry peers lead to higher or lower payouts under the Performance Dividend Program (“performance dividends”).

In support of our performance-based pay philosophy, we have no general employment contracts with our named executive officers or guaranteed severance, except upon a change in control, and no pay is conditioned solely upon continued employment of any of the named executive officers, other than base salary.

Our pay-for-performance principles apply not only to the named executive officers, but to thousands of employees. Our short-term incentive program covers nearly all of our nearly 27,000 employees and our change-in-control protection program covers all employees not part of a collective bargaining unit. Our stock options and performance dividends cover approximately 6,300 employees. These programs engage our people in our business, which ultimately is good not only for them, but for our customers and our stockholders.

OVERVIEW OF EXECUTIVE COMPENSATION COMPONENTS

Our executive compensation program is composed of several components, each of which plays a different role. The table below discusses the intended role of each material pay component, what it rewards and why we use it. Following the table is additional information that describes how we made 2007 pay decisions.

Intended Role and What the Element
Pay Element	Rewards	Why We Use the Element

Base Salary	Base salary is pay for competence in the executive role, with a focus on scope of responsibilities.	• Market practice. • Provides a threshold level of cash compensation for job performance.

Annual Incentive	The Company’s annual incentive program rewards achievement of operational, EPS and business unit financial goals.	• Market practice. • Focuses attention on achievement of short-term goals that ultimately works to fulfill our mission to customers and leads to increased stockholder value in the long term.

Intended Role and What the Element
Pay Element	Rewards	Why We Use the Element

Long-Term Incentive: Stock Options	Stock options reward price increases in the Common Stock over the market price on date of grant, over a 10-year term.	• Market practice • Performance-based compensation. • Aligns executives’ interests with those of stockholders.

Long-Term Incentive: Performance Dividends	Performance dividends provide cash compensation dependent on the number of stock options held at year end, the Company’s dividends paid during the year and four-year total shareholder return versus industry peers.
•   Market practice
•   Performance-based compensation.
•   Enhances the value of stock options and focuses executives on maintaining a significant dividend yield for stockholders.
•   Aligns executives’ interests with stockholders’ interests since payouts are dependent on the returns realized by our stockholders versus those of our industry peers.

Retirement Benefits
•   The Southern Company Deferred Compensation Plan provides the opportunity to defer to future years up to 50% of base salary and all or part of annual incentives or performance dividends in either a prime interest rate or Common Stock account.
•   Executives participate in employee benefit plans available to all employees of the Company, including a 401(k) savings plan and the funded Southern Company Pension Plan (“Pension Plan”).
•   The Supplemental Benefit Plan counts pay, including deferred salary, ineligible to be counted under the Pension Plan and the 401(k) plan due to Internal Revenue Service rules.
•   The Supplemental Executive Retirement Plan counts annual incentive pay above 15% of base salary for pension purposes.
•   Additional years of service agreements provide enhanced retirement benefits as if a participant had worked additional years at the Company.

•   Permitting compensation deferral is a cost-effective method of providing additional cash flow to the Company while enhancing the retirement savings of executives.
•   The purpose of these supplemental plans is to eliminate the effect of tax limitations on the payment of retirement benefits.
•   Additional years of service enhancements are provided on an as-needed basis to attract and retain executives who were employed by the Company earlier in their careers.
•   Represents an important component of competitive market-based compensation in our peer group and generally.

Intended Role and What the Element
Pay Element	Rewards	Why We Use the Element

Perquisites and Other Personal Benefits
•   Personal financial planning maximizes the perceived value of our executive compensation program to executives and allows executives to focus on Company operations.
•   Home security systems lower our risk of harm to executives.
•   Club memberships are provided primarily for business use.
• Perquisites benefit both the Company and executives, at low cost to the Company.

Post-Termination Pay
•   Change-in-control agreements provide severance pay, accelerated vesting and payment of short- and long-term incentive awards upon a change in control of the Company coupled with involuntary termination not for “Cause” or a voluntary termination for “Good Reason.”
• Providing protections to executives upon a change in control minimizes disruption during a pending or anticipated change in control.
• Payment and vesting occur only upon the occurrence of both an actual change in control and loss of the executive’s position.

MARKET DATA

For the named executive officers, the Compensation Committee reviews compensation data from large, publicly-owned electric and gas utilities. The data was developed and analyzed by Hewitt Associates, one of the compensation consultants retained by the Compensation Committee. The companies included each year in the primary peer group are those whose data is available through the consultant’s database. Those companies are drawn from this list of regulated utilities of $2 billion in revenues and up. Proxy data for this entire list of companies below also is used. No other companies’ data are used in our market-pay benchmarking.

Allegheny Energy, Inc.
Alliant Energy Corporation
Ameren Corporation
American Electric Power Company, Inc.
CenterPoint Energy, Inc.
CMS Energy Corporation
Consolidated Edison, Inc.
Constellation Energy Group, Inc.
Dominion Resources Inc.
DTE Energy Company	Duke Energy Corporation
Edison International
Energy East Corporation
Entergy Corporation
Exelon Corporation
FirstEnergy Corp.
FPL Group, Inc.
Great Plains Energy Incorporated
Hawaiian Electric Industries, Inc.
KeySpan Corporation	NiSource Inc. Northeast Utilities NSTAR OGE Energy Corp. Pepco Holdings, Inc. PG&E Corporation Pinnacle West Capital Corporation PNM Resources, Inc. PPL Corporation Progress Energy, Inc.	Public Service Enterprise Group Incorporated
Puget Energy, Inc.
SCANA Corporation
Sempra Energy
Sierra Pacific Resources
TECO Energy, Inc.
TXU Corp.
Vectren Corporation
Wisconsin Energy Corporation
WPS Resources Corporation
Xcel Energy Inc.

The Company is one of the largest U.S. utility companies in revenues and market capitalization, and its largest business units are some of the largest in the industry as well. For that reason, the consultant size-adjusts the market data in order to fit it to the scope of our business.

In using this market data, market is defined as the size-adjusted 50th percentile of the data, with a focus on pay opportunities at target performance (rather than actual plan payouts). The Company specifically looks at the market data for chief executive officer positions and other positions in terms of scope of responsibilities, that most closely resemble the positions held by our named executive officers. Based on that data, the Company recommends to the Compensation Committee a total target compensation opportunity for each named executive officer. Total target compensation opportunity is the sum of base salary, annual incentive payout (at the target performance level), stock option awards at a target value and performance dividend payout (at the target performance level). Actual compensation paid may be more or less than the total target compensation opportunity based on actual performance above or below target performance levels. As a result, our compensation program is designed to result in payouts that are market-appropriate given our performance for the year or period.

The Company did not target a specified weight for base salary or annual or long-term incentives as a percent of total target compensation opportunities, nor did amounts realized or realizable from prior compensation serve to increase or decrease 2007 compensation amounts. Total target compensation opportunities for senior management as a group are managed to be at the median of the market for companies our size and in our industry. The total target compensation opportunities established in 2007 for each named executive officer is shown below.

				Total Target
		Annual	Long-Term	Compensation
Name	Salary	Incentive	Incentive	Opportunity

D. M. Ratcliffe	$1,075,700	$1,075,000	$4,579,700	$6,730,400

T. A. Fanning	$616,000	$463,000	$845,000	$1,924,000

M. D. Garrett	$621,000	$465,750	$854,000	$1,940,750

C. D. McCrary	$634,000	$475,500	$871,000	$1,980,500

G. E. Holland III	$542,000	$325,200	$643,000	$1,510,200

As is our long-standing practice, the salary levels shown above were not effective until March 2007. Therefore, the amounts reported in the Summary Compensation Table are lower because that table reports actual amounts paid in 2007. Also, the amounts reviewed by the Committee and reported here are rounded and may differ slightly from amounts reported in the other tables and charts herein. For purposes of comparing the value of our compensation program to the market data, stock options are valued at 15%, and performance dividend targets at 10%, of the average daily Common Stock price for the year preceding the grant, both of which represent risk-adjusted present values on the date of grant and are consistent with the methodologies used to develop the market data. For the 2007 grant of stock options and the performance dividend targets established for the 2007 — 2010 performance period, this value was $8.515 per stock option granted. In the long-term incentive column, 60% of the value shown is attributable to stock options and 40% attributable to performance dividends. The stock option value used for market data comparisons exceeds the value reported in the Grants of Plan-Based Awards Table because the value above is calculated assuming that the options are held for their full 10-year term. The calculation of the Black-Scholes value reported in the Grants of Plan-Based Awards Table uses historical holding period averages of approximately five years.

•	As discussed above, the Compensation Committee targets total target compensation opportunities for senior executives as a group at market. Therefore, some executives may be paid somewhat above and others somewhat below market. This practice allows for minor differentiation based on time in the position, scope of responsibilities and individual performance. The differences in the total pay opportunities for each named executive officer are based almost exclusively on the differences indicated by the market data for persons holding similar positions. However, in setting the total target compensation opportunities for Messrs. Garrett and McCrary in 2007, the Compensation Committee recognized that Mr. McCrary has been in his position considerably longer than Mr. Garrett and that while the market data may distinguish between their two positions based on the size of the business units they lead, the Company’s CEO and the Compensation Committee consider their positions equivalent in terms of scope of responsibility. They lead the Company’s two largest business units. The average total target compensation opportunities for the named executive officers for 2007 were four percent above the market data described above. However, because of the use of market data from a large number of peer companies for positions that are not identical in terms of scope of responsibility from company to company, we do not consider this difference material and we continue to believe that our compensation program is market-appropriate.

•	In 2007, the Compensation Committee engaged an additional executive compensation consulting firm to conduct a broad assessment of the Company’s executive compensation program. Benchmarking data as well as actual levels of payouts made at our peer companies was reviewed. The consulting firm was directed to review the level of total target pay opportunities, the weight of each primary pay component and the annual and long-term incentive goal metrics. Based on the findings from this review, the Company and the Compensation Committee continue to believe that our executive compensation program provides the appropriate level and mix of compensation for the senior management of the Company, including the named executive officers.

•	In 2004, the Compensation Committee received from its executive compensation consulting firm a detailed comparison of our executive benefits program to the benefits of a group of other large utilities and general industry companies. The results indicated that the Company’s executive benefits program was slightly below market. The Compensation Committee plans to have this study updated in 2008.

DESCRIPTION OF KEY COMPENSATION COMPONENTS

2007 Base Salary
Base salaries for each of the named executive officers for 2007 were recommended for the Compensation Committee’s approval by Mr. Ratcliffe, except for his own salary. Those recommendations took the market data into account, as well as, the need to retain an experienced team, time in position and individual performance which included the degree of competence and initiative exhibited and the individual’s relative contribution to the results of operations in prior years. The Compensation Committee approved the recommended salaries in 2007.

Mr. Ratcliffe’s 2007 base salary was set by the Compensation Committee and was influenced by the above-described market data and Mr. Ratcliffe’s performance and time in the position.

2007 Incentive Compensation

Achieving Operational and Financial Goals — Our Guiding Principle for Incentive Compensation

Our number one priority is to provide our customers outstanding reliability and superior service at low prices while achieving a level of financial performance that benefits our stockholders in the short and long-term.

In 2007, we strove for and rewarded:

•	Continued industry-leading reliability and customer satisfaction, while maintaining our low retail prices relative to the national average; and

•	Meeting increased energy demand with the best economic and environmental choices.

In 2007, we also focused on and rewarded:

•	EPS Growth — A continuation of growing EPS an average of five percent per year from a base, excluding earnings from synthetic fuel investments, established in 2002. The target goal shown below is five percent greater than the goal established for 2006.

•	ROE in the top quartile of comparable electric utilities.

•	Dividend Growth.

•	Long-term, risk-adjusted total shareholder return.

•	Financial Integrity — An attractive risk-adjusted return, sound financial policy and a stable “A” credit rating.

The incentive compensation program is designed to encourage achievement of these goals.

Mr. Ratcliffe, with the assistance of our Human Resources staff, recommends to the Compensation Committee program design and award amounts for senior executives, including the named executive officers.

2007 Annual Incentive Program

Program Design

The Performance Pay Program is the Company’s annual incentive program. Most employees of the Company are participants, including the named executive officers, a total of nearly 27,000 participants.

The performance measured by the program uses goals set at the beginning of each year by the Compensation Committee.

An illustration of the annual incentive goal structure for 2007 is provided below.

•	Operational goals for 2007 were safety, customer service, plant availability, transmission and distribution system reliability and inclusion. Each of these operational goals is explained in more detail under “Goal Details” below. The result of all operational goals is averaged and multiplied by the bonus impact of the EPS and business unit financial goals. The amount for each goal can range from 0.90 to 1.10, or 0.00 if a threshold performance level is not achieved as more fully described below. The level of achievement for each operational goal is determined and the results are averaged. Each of our business units has operational goals. For Messrs. Garrett and McCrary, the payout is adjusted up or down based on the operational goal results for Georgia Power Company and Alabama Power Company, respectively. For Messrs. Ratcliffe, Fanning and Holland, it is calculated using the corporate-wide weighted average of the operational goal results.

•	EPS is weighted at 50% of the financial goals. EPS is defined as earnings from continuing operations divided by average shares outstanding during the year, excluding earnings from synthetic fuel investments. The EPS performance measure is applicable to all participants in the Performance Pay Program, including the named executive officers.

•	Business unit financial performance is weighted at 50% of the financial goals. For our traditional utility operating companies (Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company), the business unit financial performance goal is ROE, which is defined as the operating company’s net income divided by average equity for the year. For our other business units, we establish financial performance measures that are tailored to each business unit.

For Messrs. Garrett and McCrary, the annual incentive payout is calculated using the ROE for Georgia Power Company and Alabama Power Company, respectively. For Messrs. Ratcliffe, Fanning and Holland it is calculated using a corporate-wide weighted average of all the business unit financial performance goals, including primarily the traditional operating companies’ ROE.

The Compensation Committee may make adjustments, both positive and negative, to goal achievement for purposes of determining payouts. Such adjustments include the impact of items considered one-time or outside of normal operations or not anticipated in the business plan when the earnings goal was established and of sufficient magnitude to warrant recognition. For the payouts based on 2007 performance, no adjustments were made that materially impacted the payouts to the named executive officers.

Under the terms of the program, no payout can be made if the Company’s current earnings are not sufficient to fund the Common Stock dividend at the same level or higher than the prior year.

Goal Details

Operational Goals:

Customer Service — The Company uses customer satisfaction surveys to evaluate the Company’s performance. The survey results provide an overall ranking for each traditional operating company, as well as a ranking for each customer segment: residential, commercial and industrial.

Reliability — Transmission and distribution system reliability performance is measured by the frequency and duration of outages. Performance targets for reliability are set internally based on historical performance, expected weather conditions and expected capital expenditures.

Availability — Peak season equivalent forced outage rate is an indicator of fossil/hydro plant availability and efficient generation fleet operations during the months when generation needs are greatest. The rate is calculated by dividing the number of hours of forced outages by total generation hours.

Safety — The Company’s Target Zero program is focused on continuous improvement in having a safe work environment. The performance is measured by the Occupational Safety and Health Administration recordable incident rate.

Inclusion/Diversity — The inclusion program seeks to improve our inclusive workplace. This goal includes measures for work environment (employee satisfaction survey), representation of minorities and females in leadership roles and supplier diversity.

Southern Company capital expenditures “gate” or threshold goal — We strive to manage total capital expenditures for the participating business units at or below $3.8 billion for 2007, excluding nuclear fuel. If the capital expenditure target is exceeded, total operational goal performance is capped at 0.90 for all business units, regardless of the actual operational goal results. Adjustments to the goal may occur due to significant events not anticipated in the business plan established early in 2007, such as acquisitions or disposition of assets, new capital projects and other events.

The range of performance levels established for the operational goals are detailed below.

Level of	Customer
Performance	Service	Reliability	Availability	Safety	Inclusion

Maximum (1.10)	Top quartile for each customer segment	Improve historical performance	2.00%	1.00	Significant improvement

Target (1.00)	Top quartile overall	Maintain historical performance	2.75%	1.50	Improve

Threshold (0.90)	3rd quartile	Below historical performance	3.75%	2.00	Below expectations

0 Trigger	4th quartile	Significant issues	6.00%	>2.00	Significant issues

EPS and Business Unit Financial Performance:

The range of EPS and ROE goals for 2007 is shown below. ROE goals vary from the allowed retail ROE range due to state regulatory accounting requirements, wholesale activities, other non-jurisdictional revenues and expenses and other activities not subject to state regulation.

					Payout Below
				Payout Factor at	Threshold for
	EPS Excluding			Highest Level of	Operational
Level of	Synthetic Fuel		Payout	Operational Goal	Goal
Performance	Investment Earnings	ROE	Factor	Achievement	Achievement

Maximum	$2.265	14.25%	2.00	2.20	0.00

Target	$2.155	13.50%	1.00	1.10	0.00

Threshold	$2.08	10.50%	0.25	0.275	0.00

Below threshold	<$2.08	<10.50%	0.00	0.00	0.00

2007 Achievement

Each named executive officer had a target annual incentive opportunity set by the Compensation Committee at the beginning of 2007. Targets are set as a percentage of base salary. Mr. Ratcliffe’s target was set at 100%. For Messrs. Fanning, Garrett and McCrary, it was set at 75% and for Mr. Holland it was set at 60%. Actual payouts were developed by adding the payouts derived from EPS and business unit financial performance goal achievement for 2007 and multiplying that sum by the result of the operational goal achievement. The gate goal target was not exceeded and therefore did not affect payouts. Actual 2007 goal achievement is shown in the following table.

		EPS,
		Excluding			Business Unit
	Operational	Synthetic	EPS Goal		Financial	Total Weighted	Total
	Goal	Fuel	Performance		Performance	Financial	Payout
	Multiplier	Investment	Factor	Business Unit	Factor	Performance	Factor
Name	(A)	Earnings	(50% Weight)	Financial Performance	(50% Weight)	Factor (B)	(A x B)

D. M. Ratcliffe	1.08	$2.21	1.69	Corporate average	1.25	1.47	1.59

T. A. Fanning	1.08	$2.21	1.69	Corporate average	1.25	1.47	1.59

M. D. Garrett	1.08	$2.21	1.69	13.50% ROE	1.00	1.34	1.45

C. D. McCrary	1.09	$2.21	1.69	13.73% ROE	1.31	1.50	1.63

G. E. Holland, Jr.	1.08	$2.21	1.69	Corporate average	1.25	1.47	1.59

Note that the Total Payout Factor may vary from the Total Weighted Financial Performance Factor multiplied by the Operational Goal Multiplier due to rounding. To calculate an annual incentive payout amount, the target opportunity (annual incentive target times base salary) is multiplied by the Total Payout Factor.

Annual incentive payouts were determined using EPS performance results that differ somewhat from the results reported in Company’s financial statements in the Company’s 2007 Annual Report to Stockholders (the “Financial Statements”). This difference is described below.

EPS excluding earnings from synthetic fuel investments — In 2007, the Company’s synthetic fuel investments generated tax credits as a result of synthetic fuel production. Due to higher oil prices over the past two years, such tax credits were partially phased out and one synfuel investment was terminated in 2006. These tax credits were no longer available after December 31, 2007. Company management uses EPS, excluding earnings from synthetic fuel investments, to evaluate the performance of the Company’s ongoing business activities. We believe the presentation of earnings and EPS, excluding the results of the synthetic fuel investments, also is useful for investors because it provides additional information for purposes of comparing our performance for such periods. For 2007, reported EPS was $2.29 per share including earnings from synthetic fuel investments, and $2.21 per share excluding them. As established by the Compensation Committee in early 2007, the annual incentive goal for 2007 measured the EPS performance, excluding earnings from synthetic fuel investments.

Actual performance exceeded the target performance levels established by the Compensation Committee in early 2007; therefore, the payout levels also exceeded the target pay opportunities that were established. More information on how the target pay opportunities are established is provided under the section entitled “Market Data” in this CD&A.

The table below shows the pay opportunity set in early 2007 for the annual incentive payout at target-level performance and the actual payout based on the actual performance shown above. The actual target reported in the Grants of Plan-Based Awards Table may differ due to rounding.

	Target Annual	Actual Annual
Name	Incentive Opportunity	Incentive Payout

D. M. Ratcliffe	$1,075,000	$1,710,336

T. A. Fanning	$463,000	$733,923

M. D. Garrett	$465,750	$675,223

C. D. McCrary	$475,500	$774,728

G. E. Holland, Jr.	$325,200	$516,633

Stock Options

Stock options are granted annually and were granted in 2007 to the named executive officers and about 6,300 other employees. Options have a 10-year term, vest over a three-year period, fully vest upon retirement or termination of employment following a change in control and expire at the earlier of five years from the date of retirement or the end of the 10-year term.

Stock option award sizes for 2007 were calculated using guidelines set as a percent of base salary, as shown below. These guidelines, for all but Mr. Ratcliffe, are kept stable from year to year unless the market data indicates a clear need to change them. Mr. Ratcliffe’s guideline is reset by the Compensation Committee each year in their deliberations regarding his total pay package and is adjusted as necessary to remain competitive with the market data for total target pay opportunities. In 2007, the dollar amount was approximately 3.5% greater than the amount in 2006.

The number of options granted is the guideline amount divided by the average daily Common Stock price for the 12 months preceding the grant. This is done to mitigate volatility in the number of options granted from year to year and to provide a standard grant methodology.

The calculation of the 2007 stock option grants for the named executive officers is shown below.

					Number of Stock
					Options Granted
					(Guideline
			Guideline	Average Daily	Amount/Average
Name	Guideline%	Salary	Amount	Stock Price	Daily Stock Price)

D. M. Ratcliffe	1,703% of Salary	$1,075,700	$18,318,667	$34.06	537,835

T. A. Fanning	550% of Salary	$616,000	$3,388,000	$34.06	99,392

M. D. Garrett	550% of Salary	$621,000	$3,415,500	$34.06	100,261

C. D. McCrary	550% of Salary	$634,000	$3,487,000	$34.06	102,333

G. E. Holland, Jr.	475% of Salary	$542,000	$2,574,500	$34.06	75,523

For Mr. Ratcliffe, the long-term incentive compensation pay opportunity is redetermined annually as discussed and shown under the section entitled “Market Data” in this CD&A. To determine Mr. Ratcliffe’s stock option grant, the value attributed to stock options ($2,747,800 in 2007) was divided by the stock option value. The stock option value was 15% of the average daily stock price for the year preceding the grant (approximately $5.11 in 2007).

This calculation resulted in a grant of 537,835 stock options in 2007. More information about the stock option program is contained in the Grants of Plan Based Awards Table and the information accompanying it.

Performance Dividends

All option holders, including the named executive officers, can receive performance-based dividend equivalents on stock options held at the end of the year. Dividend equivalents can range from 0% to 100% of the Common Stock dividend paid during the year per option held at the end of the year. Actual payout will depend on our total shareholder return over a four-year performance measurement period compared to a group of other electric and gas utility companies. The peer group is determined at the beginning of each four-year performance measurement period. The peer group varies from the “Market Data” peer group due to the timing and criteria of the peer selection process. The peer group for performance dividends is set by the Compensation Committee at the beginning of the four-year measurement period. However, despite these timing differences, there is substantial overlap in the companies included.

Total shareholder return is calculated by measuring the ending value of a hypothetical $100 invested in each company’s common stock at the beginning of each of 16 quarters.

No performance dividends are paid if the Company’s earnings are not sufficient to fund a Common Stock dividend at least equal to that paid in the prior year.

2007 Payout

The peer group used to determine the 2007 payout for the 2004-2007 performance measurement period was made up of utilities with revenues of $2 billion or more with regulated revenues of 70% or more. Those companies are listed below.

Allegheny Energy, Inc.	FirstEnergy Corporation	Public Service Enterprise Group
Alliant Energy Corporation	FPL Group, Inc.	Incorporated
Ameren Corporation	NiSource Inc.	Puget Energy, Inc.
American Electric Power Company, Inc.	Northeast Utilities	SCANA Corporation
Avista Corporation	NorthWestern Corporation	Sempra Energy
Consolidated Edison, Inc.	NSTAR	Sierra Pacific Resources
DTE Energy Company	OGE Energy Corp.	Westar Energy, Inc.
Energy East Corporation	Pepco Holdings, Inc.	Wisconsin Energy Corporation
Entergy Corporation	Pinnacle West Capital Corporation	Xcel Energy Inc.
Exelon Corporation	Progress Energy, Inc.

The scale below determined the percent of the full year’s dividend paid on each option held at December 31, 2007 based on performance during the 2004-2007 performance measurement period. Payout for performance between points was interpolated on a straight-line basis.

Payout (% of Full
Performance vs. Peer Group	Year’s Dividend Paid)

90th percentile or higher	100%

50th percentile (Target)	50%

10th percentile or lower	0%

The above payout scale, when established in 2004, paid 25% of the dividend at the 30th percentile and zero below that. The scale was extended to the 10th percentile on a straight-line basis by the Compensation Committee in October 2005 in order to avoid the earnings volatility and employee relations issues that the payout cliff created.

Total shareholder return was calculated by measuring the ending value of a hypothetical $100 invested in each company’s stock at the beginning of each of 16 quarters.

For tax purposes, the Compensation Committee approved a scale of two times the scale shown above (as originally established) and used negative discretion to arrive at a payout commensurate with the scale shown.

The Company’s total shareholder return performance during the four-year period ending with 2007 was the 39th percentile, resulting in a payout of 36% of the full year’s dividend, or $0.58. This figure was multiplied by each named executive officer’s outstanding stock options at December 31, 2007 to calculate the payout under the program. The amount paid is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

2010 Opportunity

The peer group for the 2007-2010 performance measurement period (which will be used to determine the 2010 payout amount) is made up of utility companies with revenues of $1.2 billion or more with regulated revenues of approximately 60% or more. Those companies are listed below.

The guideline used to establish the peer group for the 2004-2007 performance measurement period was somewhat different from that used in 2007 to establish the peer group for the 2007-2010 performance measurement period. The guideline for inclusion in the peer group is reevaluated annually as needed to assist in identifying 25 to 30 companies similar to the

Company. While the guideline does vary somewhat, 25 of the 29 companies in the peer group for the 2004-2007 performance measurement period also were in the peer group established for the 2007-2010 period.

Allegheny Energy, Inc.	Edison International	Progress Energy, Inc.
Alliant Energy Corporation	Energy East Corporation	Puget Energy, Inc.
Ameren Corporation	Entergy Corporation	SCANA Corporation
American Electric Power Company, Inc.	Exelon Corporation	Sempra Energy
Aquila, Inc.	FPL Group, Inc.	Sierra Pacific Resources
Avista Corporation	Hawaiian Electric Industries, Inc.	TECO Energy, Inc.
Centerpoint Energy, Inc.	NiSource Inc.	UIL Holdings Corporation
CMS Energy Corporation	Northeast Utilities	Unisource Energy Corporation
Consolidated Edison, Inc.	NSTAR	Vectren Corporation
DPL Inc.	Pepco Holdings, Inc.	Westar Energy, Inc.
DTE Energy Company	PG&E Corporation	Wisconsin Energy Corporation
Duke Energy Corporation	Pinnacle West Capital Corporation	Xcel Energy Inc.

The scale below will determine the percent of the full year’s dividend paid on each option held at December 31, 2010, based on the 2007-2010 performance measurement period. Payout for performance between points will be interpolated on a straight-line basis.

Payout (% of Full
Performance vs. Peer Group	Year’s Dividend Paid)

90th percentile or higher	100%

50th percentile (Target)	50%

10th percentile or lower	0%

See the Grants of Plan-Based Awards Table and the accompanying information for more information about threshold, target and maximum payout opportunities for the 2007-2010 Performance Dividend Program.

Timing of Incentive Compensation
As discussed above, EPS and business unit financial performance goals for the 2007 annual incentive program were established at the February 2007 Compensation Committee meeting. Annual stock option grants also were made at that meeting. The establishment of incentive compensation goals and the granting of stock options were not timed with the release of non-public material information. This procedure was consistent with prior practices. Stock option grants are made to new hires or newly-eligible participants on preset, regular quarterly dates that were approved by the Compensation Committee. The exercise price of options granted to employees in 2007 was the closing price of the Common Stock on the date of grant.

Post-Employment Compensation
As mentioned above, we provide certain post-employment compensation to employees, including the named executive officers.

Retirement Benefits

Generally, all full-time employees of the Company, including the named executive officers, participate in our funded Pension Plan after completing one year of service. Normal retirement benefits become payable when participants both attain age 65 and complete five years of participation. We also provide unfunded benefits that count salary and short-term incentive pay that is ineligible to be counted under the Pension Plan. (These plans are the Supplemental Benefit Plan and the Supplemental Executive Retirement Plan that are mentioned in the chart on page    of this CD&A.) See the Pension Benefits Table and the information accompanying it for more information about pension-related benefits.

The Company also provides the Deferred Compensation Plan which is an unfunded plan that permits participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service. Up to 50% of base salary and up to 100% of the annual incentive and performance dividends may be deferred, at the election of eligible employees. All of the named executive officers are eligible to participate in the Deferred Compensation Plan. See the Nonqualified Deferred Compensation Table and the information accompanying it for more information about the Deferred Compensation Plan.

Mr. Holland also has an agreement that increases his retirement benefits to a level as if he has additional years of service. Mr. Holland was hired by the Company after providing many years of service to the Company while associated with a law firm that represents the Company. The Company entered into this agreement with Mr. Holland as a hiring incentive. More information about this agreement is included in the Pension Benefits Table and the section entitled Potential Payments upon Termination or Change in Control.

Change-in-Control Protections

The Compensation Committee approved the change-in-control protection program in 1998. The program provides some level of severance benefits to all employees not part of a collective bargaining unit, if the conditions of the program are met, as described below. The Compensation Committee established this program and the levels of severance amount in order to provide certain compensatory protections to executives upon a change in control and thereby allow them to negotiate aggressively with a prospective purchaser. Providing such protections to our employees in general minimizes disruption during a pending or anticipated change in control. For all participants, payment and vesting occur only upon the occurrence of both an actual change in control and loss of the individual’s position.

Change-in-control protections, including severance pay and, in some situations, vesting or payment of long-term incentive awards, are provided upon a change in control of the Company coupled with an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” This means there is a “double trigger” before severance benefits are paid; i.e., there must be both a change in control and a termination of employment.

If the conditions described above are met, the named executive officers are entitled to severance payments equal to three times their base salary plus the annual incentive amount assuming target-level performance. Less than 20 officers of the Company are entitled to this level of severance payment. Most officers of the Company are entitled to severance payments equal to two times their base salary plus the annual incentive amount assuming target-level performance. These amounts are consistent with that provided by other companies of our size and in our industry and were established based on market-data provided to the Compensation Committee from its compensation consultant.

More information about post-employment compensation, including severance arrangements under our change-in- control program, is included in the section entitled Potential Payments upon Termination or Change in Control.

Executive Stock Ownership Requirements
Effective January 1, 2006, the Compensation Committee adopted Common Stock ownership requirements for officers of the Company and its subsidiaries that are in a position of Vice President or above. All of the named executive officers are covered by the requirements. The guidelines were implemented to further align the interest of officers and stockholders by promoting a long-term focus and long-term share ownership.

The types of ownership arrangements counted toward the requirements are shares owned outright, those held in Company-sponsored plans and Company Common Stock accounts in the Deferred Compensation Plan and the Supplemental Benefit Plan. One-third of vested Company stock options may be counted, but if so, the ownership target is doubled.

The requirements are expressed as a multiple of base salary as per the table below.

	Multiple of Salary without	Multiple of Salary Counting
Name	Counting Stock Options	1/3 of Vested Options

D. M. Ratcliffe	5 Times	10 Times

T. A Fanning	3 Times	6 Times

M. D. Garrett	3 Times	6 Times

C. D. McCrary	3 Times	6 Times

G. E. Holland, Jr.	3 Times	6 Times

Current officers have until September 30, 2011 to meet the applicable ownership requirement. Newly-elected officers will have five years to meet the applicable ownership requirement.

Impact of Accounting and Tax Treatments on Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of each named executive officer’s compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by stockholders. The Company has obtained stockholder approval of the Omnibus Incentive Compensation Plan, under which all of our incentive compensation is paid. For tax purposes, in order to ensure that the annual incentive and performance dividend payouts are fully deductible under Section 162(m) of the Code, the Compensation Committee approved in February 2007 a formula that represented a maximum annual incentive amount payable (defined as 0.6% of the Company’s net income) and the maximum 2010 performance dividend amount payable for the 2007-2010 performance measurement period (0.6% of the Company’s average net income during 2007-2010). In 2007, the Compensation Committee used (for annual incentive), or will use (for performance dividends), negative discretion from those amounts to determine the actual payouts pursuant to the methodologies described above.

Because our policy is to maximize long-term stockholder value, as described fully in this CD&A, tax deductibility is not the only factor considered in setting compensation.

Policy on Recovery of Awards
The Company’s 2006 Omnibus Incentive Compensation Plan provides that, if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct, and if an executive knowingly or grossly negligently engaged in or failed to prevent the misconduct or is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the executive will reimburse the Company the amount of any payment in settlement of awards earned or accrued during the 12-month period following the first public issuance or filing that was restated.

Company Policy Regarding Hedging the Economic Risk of Stock Ownership
The Company’s policy is that insiders, including outside directors, will not trade in Company options on the options market and will not engage in short sales.

COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the CD&A. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K covering the 2007 fiscal year and in this proxy statement. The Board of Directors approved that recommendation.

Members of the Committee:

J. Neal Purcell, Chair
Jon A. Boscia
H. William Habermeyer, Jr.
Donald M. James

SUMMARY COMPENSATION TABLE FOR 2007

The Summary Compensation Table shows the amount and type of compensation received or earned in 2006 and 2007 for the Chief Executive Officer, the Chief Financial Officer and the next three most highly-paid executive officers of the Company who served in 2007. Collectively, these five officers are referred to as the “named executive officers.”

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David M. Ratcliffe	2007	1,068,268	—	—	2,215,880	2,901,883	4,683,305	88,585	10,957,921
Chairman, President & CEO	2006	1,028,471	—	—	2,152,767	2,563,680	2,036,219	73,127	7,854,264

Thomas A. Fanning	2007	610,624	—	—	520,341	954,988	814,123	43,658	2,943,734
Executive Vice President & COO	2006	583,011	—	—	551,320	939,527	357,950	43,041	2,474,849

Michael D. Garrett	2007	613,731	—	—	413,075	828,844	2,259,654	47,440	4,162,744
President, Georgia Power Company	2006	575,100	29,288	—	391,843	967,002	880,636	47,183	2,891,052

Charles D. McCrary	2007	629,961	—	—	421,612	983,174	1,156,038	58,132	3,248,917
President, Alabama Power Company	2006	609,407	—	—	411,589	900,736	203,672	55,606	2,181,010

G. Edison Holland, Jr.	2007	538,329	—	—	311,155	708,668	854,238	45,736	2,458,126
Executive Vice President & General Counsel	2006	522,709	—	—	303,755	806,198	256,730	41,564	1,930,956

Column (e)

No equity-based compensation has been awarded to the named executive officers, other than stock options awards which are reported in Column (f).

Column (f)

This column reports the dollar amounts recognized in 2006 and 2007, respectively, for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”) disregarding any estimates of forfeitures relating to service-based vesting conditions. The assumptions used in calculating these amounts are discussed in Note 1 to the Financial Statements.

For all of the named executive officers except Mr. Fanning, the amounts shown equal the grant date fair value for the 2007 options granted in 2007, as reported in the Grants of Plan-Based Awards Table, because these named executive officers were retirement eligible during all of 2007 and therefore their options will vest in full upon termination. Accordingly, under

FAS 123R, the full grant date fair value of their option awards is expensed in the year of grant. However, for Mr. Fanning, the amount expensed (and reported in this column) is greater than the amount reported in the Grants of Plan-Based Awards Table because he did not become retirement eligible until 2007. Therefore, the grant date fair value for options granted to Mr. Fanning includes amounts attributable to earlier grants as shown in the following table.

Amount Expensed
Grant Date	in 2007

2004	8,342

2005	29,728

2006	72,817

2007	409,454

Total	520,341

Column (g)

The amounts in this column are the aggregate of the payouts under the annual incentive program and the performance dividend program attributable to performance periods ending December 31, 2007 that are discussed in detail in the CD&A. The amounts paid under each program to the named executive officers are shown below:

	Annual	Performance
	Incentive	Dividends	Total
Name	($)	($)	($)

D. M. Ratcliffe	1,710,336	1,191,547	2,901,883

T. A. Fanning	733,923	221,065	954,988

M. D. Garrett	675,223	153,621	828,844

C. D. McCrary	774,728	208,446	983,174

G. E. Holland, Jr.	516,633	192,035	708,668

Column (h)

This column reports the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and the supplemental pension plans (collectively, “Pension Benefits”) during 2006 and 2007. The amount included for 2006 is the difference between the actuarial present values of the Pension Benefits measured as of September 30, 2005 and September 30, 2006; the 2007 amount is the difference in the actuarial present values of the Pension Benefits measured as of September 30, 2006 and September 30, 2007. The Pension Benefits as of each measurement date are based on the named executive officer’s age, pay and service accruals and the plan provisions applicable as of the measurement date. The actuarial present values as of each measurement date reflect the assumptions the Company selected for Statement of Financial Accounting Standards No. 87, “Employers’ Accounting for Pensions” (“FAS 87”) cost purposes as of that measurement date; however, the named executive officers were assumed to remain employed at the Company until their benefits commence at the Pension Plans’ stated normal retirement date, generally age 65. As a result, the amounts in column (h) related to Pension Benefits represent the combined impact of several factors — growth in the named executive officer’s Pension Benefits over the measurement year; impact on the total present values of one year shorter discounting period due to the named executive officer being one year closer to normal retirement; impact on the total present values attributable to changes in assumptions from measurement date to measurement date; and impact on the total present values attributable to plan changes between measurement dates.

For more information about the Pension Benefits and the assumptions used to calculate the actuarial present value of accumulated benefits as of September 30, 2007, see the information following the Pension Benefits Table. The key differences between assumptions used for the actuarial present values of accumulated benefits calculations as of September 30, 2006 and September 30, 2007 follow:

•	Discount rate was increased to 6.3% as of September 30, 2007 from 6.0% as of September 30, 2006.

•	Unpaid incentives have been assumed to be 135% of target levels as of September 30, 2007; payments at 130% of target levels was assumed as of September 30, 2006.

The pension plans’ provisions were substantively the same as of September 30, 2005 and September 30, 2006. However, the present values of accumulated Pension Benefits as of September 30, 2007 reflect new provisions regarding the form and timing of payments from the supplemental pension plans. These changes bring those plans into compliance with Section 409A of the Code. The key change was to the form of payment. Instead of providing monthly payments for the lifetime of each named executive officer and his/her spouse, these plans will pay the single sum value of those benefits for an average lifetime in 10 annual installments. Calculations of the present value of accumulated benefits calculations shown prior to September 30, 2007 reflect supplemental pension benefits being paid monthly for the lifetimes of named executive officers and their spouses. The 2007 change in pension value reported in column (h) for each named executive officer is greater than what it otherwise would have been due to the new form of payment. This new form of payment is described more fully in the information following the Pension Benefits Table.

The following table shows how much each of the above-described factors contributed to the change in each named executive officer’s pension value during 2007. As described above, the change in the way supplemental pension benefits will be paid had the biggest impact; that change was made in 2007 to comply with Code Section 409A. It is a one-time adjustment in the value of accumulated pension benefits to reflect the installment form of payment instead of monthly payments over the lifetime of participants and their spouses. As shown below, the changes in FAS 87 assumptions reduced pension values.

				One-Time
	Shorter		Change in	Code Section
	Discount	Additional	FAS 87	409A-Related	Total of
	Period	Pay/Service	Assumptions	Changes	All Factors
Name	($)	($)	($)	($)	($)

D. M. Ratcliffe	578,827	1,768,585	−490,491	2,789,380	4,646,301

T. A. Fanning	123,533	327,880	−159,249	517,406	809,570

M. D. Garrett	280,789	972,390	−257,341	1,254,990	2,250,828

C. D. McCrary	223,761	257,316	−207,212	876,634	1,150,499

G. E. Holland, Jr.	133,504	260,252	−136,496	579,031	836,291

This column also reports above-market earnings on deferred compensation. Above-market earnings are defined by the SEC as any amount above 120% of the applicable federal long-term rate as prescribed under Section 1274(d) of the Code.

Under the Deferred Compensation Plan, eligible employees are permitted to defer up to 50% of their salary and 100% of payments under the annual incentive or performance dividend programs. The deferred amounts are then treated as if invested in one of two investment options — at the election of the participant. Amounts may be treated as if invested in the Company’s Common Stock (“Stock Equivalent Account”) or the prime interest rate as published in the Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks (“Prime Equivalent Account”).

The amounts invested in the Stock Equivalent Account are treated as if dividends are paid and reinvested at the same rate as that paid to the Company’s stockholders. That amount is not considered “above-market” as defined by the SEC.

In 2006 and 2007, the prime interest rate used in the Prime Equivalent Account exceeded 120% of the applicable long-term rate in effect at the measurement point under the SEC’s rules. Therefore, earnings that exceed the amount calculated at that rate are reported here. The range of interest rates under the Prime Equivalent Account was 7.25% to 8.25% in 2006 and 2007 and the applicable long-term rate was 7.14%.

The table below itemizes the amounts reported in this column.

			Above-Market
		Change in	Earnings on Deferred
		Pension Value	Compensation	Total
Name	Year	($)	($)	($)

D. M. Ratcliffe	2007	4,646,301	37,004	4,683,305
	2006	2,002,835	33,384	2,036,219

T. A. Fanning	2007	809,570	4,553	814,123
	2006	353,902	4,048	357,950

M. D. Garrett	2007	2,250,828	8,826	2,259,654
	2006	872,674	7,962	880,636

C. D. McCrary	2007	1,150,499	5,539	1,156,038
	2006	198,676	4,996	203,672

G. E. Holland, Jr.	2007	836,291	17,947	854,238
	2006	240,600	16,130	256,730

Column (i)

This column reports the following items: perquisites; tax reimbursements by the Company on certain perquisites; Company contributions in 2007 to the Southern Company Employee Savings Plan (“ESP”), which is a tax-qualified defined contribution plan intended to meet requirements of Section 401(k) of the Code, and contributions in 2007 under the Southern Company Supplemental Benefit Plan (Non-Pension Related) (“SBP”). The SBP is described more fully in the information following the Nonqualified Deferred Compensation Table.

The amounts reported for 2007 are itemized below.

		Tax
	Perquisites	Reimbursements	ESP	SBP	Total
Name	($)	($)	($)	($)	($)

D. M. Ratcliffe	19,118	14,986	10,834	43,647	88,585

T. A. Fanning	7,434	5,510	11,047	19,667	43,658

M. D. Garrett	8,842	7,298	11,475	19,825	47,440

C. D. McCrary	14,535	13,020	9,924	20,653	58,132

G. E. Holland, Jr.	9,546	9,243	10,967	15,980	45,736

Description of Perquisites

Personal Financial Planning is provided for most officers of the Company, including all of the named executive officers. The Company pays for the services of the financial planner on behalf of the officers, up to a maximum amount of $8,700 per year, after the initial year that the benefit is first provided. The Company also provides a five-year allowance of $6,000 for estate planning and tax return preparation fees. The full cost paid by the Company in 2007 is reported here.

Home Security Monitoring is provided by the Company’s security personnel. The amount of the benefit reported here represents the incremental cost of the Company-provided monitoring. The incremental cost is the full cost of providing security monitoring at Company-owned facilities and covered employees’ residences divided by the number of security systems monitored.

Personal Use of Company-Provided Club Memberships.  The Company provides club memberships to certain officers, including all of the named executive officers. The memberships are provided for business use; however, personal use is permitted. The amount included reflects the pro-rata portion of the membership fees paid by the Company that are attributable to the named executive officers’ personal use. Direct costs associated with any personal use, such as meals, are paid for or reimbursed by the employee and therefore are not included.

Personal Use of Corporate-Owned Aircraft.  The Company owns aircraft that are used to facilitate business travel.
All flights on these aircraft must have a business purpose, except under very limited circumstances. There was no such personal use during 2007. If seating is available, the Company permits a spouse or other family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the spousal travel and no amounts are included for such travel. Any additional expenses incurred that are related to spousal travel, are included.

Other Miscellaneous Perquisites.  The amount included reflects the full cost to the Company of providing the following items: personal use of Company-provided tickets for sporting and other entertainment events and gifts distributed to and activities provided to attendees at Company-sponsored events.

GRANTS OF PLAN-BASED AWARDS IN 2007

The Grants of Plan-Based Awards Table provides information on stock option grants made and goals established for future payouts under the Company’s incentive compensation programs during 2007 by the Compensation Committee. In this table, the annual incentive and the performance dividend amounts are referred to as “PPP” and “PDP”, respectively.

						All Other
						Option		Grant Date
						Awards:		Fair
						Number of		Value of
						Securities	Exercise or	Stock and
						Underlying	Base Price of	Option
	Grant		Threshold	Target	Maximum	Options	Option Awards	Awards
Name	Date		$	($)	($)	(#)	($/Sh)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)

D. M. Ratcliffe	2/19/2007	PPP	242,029	1,075,683	2,366,503	537,835	36.42	2,215,880
	2/19/2007	PDP	163,838	1,638,377	3,276,754

T. A. Fanning	2/19/2007	PPP	103,857	461,587	1,015,491	99,382	36.42	409,454
	2/19/2007	PDP	30,396	303,964	607,928

M. D. Garrett	2/19/2007	PPP	104,776	465,671	1,024,476	100,261	36.42	413,075
	2/19/2007	PDP	21,123	211,228	422,456

C. D. McCrary	2/19/2007	PPP	106,941	475,293	1,045,645	102,333	36.42	421,612
	2/19/2007	PDP	28,661	286,613	573,225

G. E. Holland, Jr.	2/19/2007	PPP	73,109	324,927	714,839	75,523	36.42	311,155
	2/19/2007	PDP	26,405	264,047	528,095

Columns (c), (d) and (e)

The amounts reported as PPP reflect the amounts established by the Compensation Committee in early 2007 to be paid for certain levels of performance as of December 31, 2007 under the annual incentive program, the Company’s short-term incentive program. The Compensation Committee assigns each named executive officer a target incentive opportunity, expressed as a percentage of base salary, that is paid for target-level performance under the annual incentive program. The target incentive opportunities established for the named executive officers for 2007 performance was 100% for Mr. Ratcliffe, 75% for Messrs. Fanning, Garrett and McCrary and 60% for Mr. Holland. The payout for threshold performance was set at 0.225 times the target incentive opportunity and the maximum amount payable was set at 2.20 times the target. The amount paid to each named executive officer under the annual incentive program for actual 2007 performance is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table and is itemized in the notes following that table. More information about the annual incentive program, including the applicable performance criteria established by the Compensation Committee, is provided in the CD&A.

The Company also has a long-term incentive program, the performance dividend program, that pays performance-based dividend equivalents based on the Company’s total shareholder return compared with the total shareholder return of its peer companies over a four-year performance measurement period. The Compensation Committee establishes the level of payout for prescribed levels of performance over the measurement period.

In February 2007, the Compensation Committee established the performance dividend program goal for the four-year performance measurement period beginning on January 1, 2007 and ending on December 31, 2010. The amount earned in 2010 based on performance over that four-year performance measurement period will be paid following the end of the period. However, no amount is earned and paid unless the Compensation Committee approves the payment at the beginning of the final year of the performance measurement period. Also, nothing is earned unless the Company’s earnings are sufficient to fund a Common Stock dividend at the same level or higher than the prior year.

The performance dividend program pays to all option holders a percentage of the Common Stock dividend paid to stockholders in the last year of the performance measurement period. It can range from less than five percent for performance above the 10th percentile compared with the performance of the peer companies to 100% of the dividend if the Company’s total shareholder return is at or above the 90th percentile. That amount is then paid per option held at the end of the four-year period. The amount, if any, ultimately paid to the option holders, including the named executive officers, at the end of the last year of the 2007 – 2010 performance measurement period will be based on (1) the Company’s total shareholder return compared to that of its peer companies as of December 31, 2010, (2) the actual dividend paid in 2010 to our stockholders, if any, and (3) the number of options held by the named executive officers on December 31, 2010.

The number of options held on December 31, 2010 will be affected by the number of additional options granted to the named executive officers prior to December 31, 2010, if any, and the number of options exercised by the named executive officers prior to December 31, 2010, if any. None of these components necessary to calculate the range of payout under the performance dividend program for the 2007 – 2010 performance measurement period is known at the time the goal is established.

The amounts reported as PDP in columns (c), (d) and (e) were calculated based on the number of options held by the named executive officers on December 31, 2007, as reported in columns (b) and (c) of the Outstanding Equity Awards at Fiscal Year-End Table and the Common Stock dividend of $1.595 per share paid to stockholders in 2007. These factors are itemized below.

	Stock Options	Performance Dividend	Performance Dividend	Performance Dividend
	Held as of	Per Option	Per Option	Per Option Paid at
	December 31,	Paid at Threshold	Paid at Target	Maximum
	2007	Performance	Performance	Performance
Name	(#)	($)	($)	($)

D. M. Ratcliffe	2,054,391	0.07975	0.7975	1.595

T. A. Fanning	381,146	0.07975	0.7975	1.595

M. D. Garrett	264,863	0.07975	0.7975	1.595

C. D. McCrary	359,389	0.07975	0.7975	1.595

G. E. Holland, Jr.	331,094	0.07975	0.7975	1.595

More information about the performance dividend program is provided in the CD&A.

Columns (f) and (g)

The stock options vest at the rate of one-third per year, on the anniversary date of the grant. Also, grants fully vest upon termination as a result of death, total disability or retirement and expire five years after retirement, three years after death or total disability, or their normal expiration date if earlier. Please see Potential Payments upon Termination or Change in Control below for more information about the treatment of stock options under different termination and change-in-control events.

The Compensation Committee granted these stock options to the named executive officers at its regularly scheduled meeting on February 19, 2007. The grant date was a holiday (Presidents’ Day) and the New York Stock Exchange was closed. Therefore, under the terms of the Omnibus Incentive Compensation Plan, the exercise price was the closing price ($36.42 per share) on the last trading day prior to the grant date which was February 16, 2007.

Column (h)

The value of stock options granted in 2007 was derived using the Black Scholes stock option pricing model. The assumptions used in calculating these amounts are discussed in Note 1 to the Financial Statements.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

This table provides information pertaining to all outstanding stock options held by the named executive officers as of December 31, 2007.

						Stock Awards
									Equity
									Incentive
									Plan
	Option Awards							Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout Value
			Plan				Market	Awards:	of Unearned
			Awards:			Number of	Value	Number of	Shares,
	Number of	Number of	Number of			Shares or	of Shares	Unearned	Units
	Securities	Securities	Securities			Units of	or Units	Shares,	or Other
	Underlying	Underlying	Underlying			Stock	of Stock	Units or	Rights
	Unexercised	Unexercised	Unexercised	Option		That	That Have	Other Rights	That Have
	Options	Options	Unearned	Exercise	Option	Have Not	Not	That Have	Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

D. M. Ratcliffe	92,521	0	—	25.26	02/15/2012	—	—	—	—
	82,265	0		29.50	02/13/2014
	273,031	0		29.315	08/02/2014
	366,667	183,333		32.70	02/18/2015
	172,913	345,826		33.81	02/20/2016
	0	537,835		36.42	02/19/2017

T. A. Fanning	42,314	0	—	27.975	02/14/2013	—	—	—	—
	63,215	0		29.50	02/13/2014
	53,895	26,948		32.70	02/18/2015
	31,798	63,594		33.81	02/20/2016
	0	99,382		36.42	02/19/2017

M. D. Garrett	17,806	0	—	29.50	02/13/2014	—	—	—	—
	26,188	26,188		32.70	02/18/2015
	31,474	62,946		33.81	02/20/2016
	0	100,261		36.42	02/19/2017

C. D. McCrary	71,424	0	—	29.50	02/13/2014	—	—	—	—
	57,636	28,818		32.70	02/18/2015
	33,060	66,118		33.81	02/20/2016
	0	102,333		36.42	02/19/2017

G. E. Holland, Jr.	48,992	0	—	27.975	02/14/2013	—	—	—	—
	58,072	0		29.50	02/13/2014
	50,209	25,104		32.70	02/18/2015
	24,398	48,796		33.81	02/20/2016
	0	75,523		36.42	02/19/2017

Stock options vest one-third per year on the anniversary of the grant date. Options granted from 2002 through 2004, with an expiration date from 2012 through 2014 were fully vested as of December 31, 2007. The options granted in 2005, 2006 and 2007 become fully vested as shown below.

Expiration Date	Date Fully Vested

February 18, 2015	February 18, 2008

February 20, 2016	February 20, 2009

February 19, 2017	February 19, 2010

Only Mr. Ratcliffe received a stock option grant in August 2004. This grant was made by the Compensation Committee and was effective after he was named Chief Executive Officer and represented a significant portion of the increase in his compensation in 2004 upon assuming that position.

Options also fully vest upon death, total disability or retirement and expire three years following death or total disability or five years following retirement, or on the original expiration date if earlier. Please see the section entitled Potential Payments

Upon Termination or Change in Control for more information about the treatment of stock options under different termination and change-in-control events.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2007

This table reports the number of shares acquired upon the exercise of stock options during 2007 and the value realized based on the difference in the exercise price over the market price on the exercise date. None of the named executive officers received Stock Awards.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

D. M. Ratcliffe	83,780	881,785	0	0

T. A. Fanning	31,926	352,785	0	0

M. D. Garrett	98,116	782,764	0	0

C. D. McCrary	151,625	1,736,758	0	0

G. E. Holland, Jr.	54,624	698,679	0	0

PENSION BENEFITS AND VALUES AT 2007 FISCAL YEAR-END

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

D. M. Ratcliffe	Pension Plan	35.75	864,119	—
	Supplemental Benefit Plan (Pension-Related)	35.75	10,247,552	—
	Supplemental Executive Retirement Plan	35.75	3,181,744	—
	Supplemental Pension Agreement	0.00	0

T. A. Fanning	Pension Plan	25.92	377,260	—
	Supplemental Benefit Plan (Pension-Related)	25.92	1,875,824	—
	Supplemental Executive Retirement Plan	25.92	615,370	—
	Supplemental Pension Agreement	0.00	0

M. D. Garrett	Pension Plan	38.67	888,676	—
	Supplemental Benefit Plan (Pension-Related)	38.67	4,545,023	—
	Supplemental Executive Retirement Plan	38.67	1,496,956	—
	Supplemental Pension Agreement	0.00	0

C. D. McCrary	Pension Plan	32.92	659,324	—
	Supplemental Benefit Plan (Pension-Related)	32.92	3,194,145	—
	Supplemental Executive Retirement Plan	32.92	1,026,375	—
	Supplemental Pension Agreement	0.00	0

G. E. Holland, Jr.	Pension Plan	14.67	273,463	—
	Supplemental Benefit Plan (Pension-Related)	14.67	1,020,878	—
	Supplemental Executive Retirement Plan	14.67	332,839	—
	Supplemental Pension Agreement	12.25	1,434,192

The named executive officers earn employer-paid pension benefits from three coordinated retirement plans. The Company also has an individual agreement with Mr. Holland that provides additional pension benefits. More information about pension benefits is described in the CD&A.

The Pension Plan
The Pension Plan is a tax-qualified, funded plan. It is the Company’s primary retirement plan. Generally, all full-time employees participate in this plan. Normal retirement benefits become payable when participants both attain age 65 and complete five years of participation. The plan benefit equals the greater of amounts computed using a “1.7% offset formula” and a “1.25% formula” as described below. Benefits are limited to a statutory maximum.

The 1.7% offset formula amount equals 1.7% of final average pay times years of participation less an offset related to Social Security benefits. The offset equals a service ratio times 50% of the anticipated Social Security benefits in excess of $4,200. The service ratio adjusts the offset for the portion of a full career that a participant has worked. The highest three rates of pay out of a participant’s last 10 calendar years of service are averaged to derive final average pay. The pay considered for this formula is the base rate of pay reduced for any voluntary deferrals. A statutory limit restricts the amount considered each year; the limit for 2007 was $225,000.

The 1.25% formula amount equals 1.25% of final average pay times years of participation. For this formula, the final average pay computation is the same as above, but annual cash incentives paid during each year are added to the base rates of pay.

Early retirement benefits become payable once plan participants have during employment both attained age 50 and completed 10 years of participation. Participants who retire early from active service receive benefits equal to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefit payments commence. For example, 64% of the formula benefits are payable starting at age 55. All of the named executive officers are eligible to retire immediately.

The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits in one of seven alternative forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a spouse. A reduction applies if a retiring participant chooses a payment form other than a single life annuity. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity over the retiree’s life.

Participants vest in the Pension Plan after completing five years of service. All the named executive officers are vested in their Pension Plan benefits. Participants who terminate employment after vesting can elect to have their pension benefits commencing at age 50 if they participated in the Pension Plan for 10 years. If such an election is made, the early retirement reductions that apply are actuarially determined factors and are larger than 0.3% per month.

If a participant dies while actively employed, benefits will be paid to a surviving spouse. A survivor’s benefit equals 45% of the monthly benefit that the participant had earned before his or her death. Payments to a surviving spouse of a participant who could have retired will begin immediately. Payments to a survivor of a participant who was not retirement eligible will begin when the deceased participant would have attained age 50. After commencing, survivor benefits are payable monthly for the remainder of a survivor’s life. Participants who are eligible for early retirement may opt to have an 80% survivor benefit paid if they die; however, there is a charge associated with this election.

If participants become totally disabled, periods that Social Security or employer-provided disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant elects to commence retirement payments. Outside of the extra service crediting, the normal plan provisions apply to disabled participants.

The Southern Company Supplemental Benefit Plan (Pension-Related) (“SBP-P”)
The SBP-P is an unfunded retirement plan that is not tax-qualified. This plan provides high-paid employees any benefits that the Pension Plan cannot pay due to statutory pay/benefit limits and voluntary pay deferrals. The SBP-P’s vesting, early retirement and disability provisions mirror those of the Pension Plan.

The amounts paid by the SBP-P are based on the additional monthly benefit that the Pension Plan would pay if the statutory limits and pay deferrals were ignored. When an SBP-P participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a single sum value. It equals the present value of what would have been paid monthly for an actuarially determined average post-retirement lifetime. The discount rate used in the calculation is based on the 30-year Treasury yields for the September preceding the calendar year of separation, but not more than six percent. Vested participants terminating prior to becoming eligible to retire will be paid their single sum value as of September 1 following the calendar of separation. If the terminating participant is retirement eligible, the single sum value will be paid in 10 annual installments starting shortly after separation. The unpaid balance of a retiree’s single sum will be credited with interest at the prime rate published in The Wall Street Journal. If the separating participant is a “key man” under Section 409A of the Code, the first installment will be delayed for six months after the date of separation.

If an SBP-P participant dies after becoming vested in the Pension Plan, the spouse of the deceased participant will receive the installments the participant would have been paid upon retirement. If a vested participant’s death occurs prior to age 50, the installments will be paid to a survivor as if the participant had survived to age 50.

The Southern Company Supplemental Executive Retirement Plan (“SERP”)
The SERP is also an unfunded retirement plan that is not tax-qualified. This plan provides to high-paid employees additional benefits that the Pension Plan and the SBP-P would pay if the 1.7% offset formula calculations reflected a portion of annual cash incentives. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their incentives to the extent they exceed 15% of those base rates (ignoring statutory limits and pay deferrals). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and the SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit. The SERP’s early retirement, survivor benefit and disability provisions mirror the SBP-P’s provisions. However, except upon a change in control, SERP benefits do not vest until participants retire, so no benefits are paid if a participant terminates prior to becoming eligible to retire.

Supplemental Pension Agreements (“SPA”)
An SPA is an individual agreement providing for additional pension benefits. These agreements provide certain executives the benefits that Southern’s other three pension plans would pay if the participant had worked additional years. These agreements are usually entered into on an as-needed basis to attract and retain executives. The number of additional years of service is most often based on periods of relevant employment with another company. For example, service may be awarded for employment with an accounting or law firm. The Company is in the process of amending each SPA so that benefits will be paid in the same form and at the same time as SBP-P benefits. All information has been shown as if this amendment process had been completed. Mr. Holland is the only named executive officer with a SPA. It provides him with an additional 12.25 years of service in recognition of some of his years of service to the Company while associated with one of the Company’s principal law firms.

The following assumptions were used in the present value calculations:

•	Discount rate — 6.3% as of September 30, 2007
•	Retirement date — Normal retirement age (65 for all named executive officers)
•	Mortality after normal retirement — RP2000 Combined Healthy mortality rate table
•	Mortality, withdrawal, disability and retirement rates prior to normal retirement — None
•	Form of payment for Pension Benefits:

•	Unmarried retirees: 100% elect a single life annuity
•	Married retirees: 20% elect a single life annuity; 40% elect a joint and 50% survivor annuity; and 40% elect a joint and 100% survivor annuity
•	Percent married at retirement — 80% of males and 70% of females

•	Spouse ages — Wives two years younger than their husbands
•	Incentives earned but unpaid as of the measurement date — 130% of target percentages times base rate of pay for year incentive is earned
•	Installment determination — 5.3% discount rate for single sum calculation and 7.3% prime interest rate on unpaid balances during installment payment period.

For all of the named executive officers, the number of years of credited service is one year less than the number of years of employment.

NONQUALIFIED DEFERRED COMPENSATION AS OF 2007 FISCAL YEAR-END

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

D. M. Ratcliffe	0	43,647	774,971	0	9,232,125

T. A. Fanning	140,929	19,667	82,603	0	956,753

M. D. Garrett	0	19,825	97,708	0	1,231,703

C. D. McCrary	0	20,653	88,949	0	1,082,275

G. E. Holland, Jr.	0	15,980	184,642	0	2,344,766

The Company provides the Deferred Compensation Plan (“DCP”) which is designed to permit participants to defer income as well as certain federal, state and local taxes until a specified date or their retirement, disability, death or other separation from service. Up to 50% of base salary and up to 100% of the annual incentive and the performance dividends may be deferred, at the election of eligible employees. All the named executive officers are eligible to participate in the DCP.

Participants have two options for the deemed investments of the amounts deferred — the Stock Equivalent Account and the Prime Equivalent Account. Under the terms of the DCP, participants are permitted to transfer between investments at any time.

The amounts deferred in the Stock Equivalent Account are treated as if invested at an equivalent rate of return to that of an actual investment in Common Stock, including the crediting of dividend equivalents as such are paid by the Company from time to time. It provides participants with an equivalent opportunity for the capital appreciation (or loss) and income held by a Company stockholder. During 2007, the rate of return in the Stock Equivalent Account was 9.83%, which was the Company’s total shareholder return for 2007.

Alternatively, participants may elect to have their deferred compensation deemed invested in the Prime Equivalent Account which is treated as if invested at a prime interest rate compounded monthly, as published in the Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks. The range of interest rates earned on amounts deferred during 2007 in the Prime Equivalent Account was 7.25% to 8.25%.

Column (b)

This column reports the actual amounts of compensation deferred under the DCP by each named executive officer in 2007. The amount of salary deferred by the named executive officers, if any, was included in the Salary column in the Summary Compensation Table. The amount of incentive compensation deferred in 2007 was the amount paid for performance under the PPP and the PDP that were earned as of December 31, 2006 but not payable until the first quarter of 2007. This amount is not reflected in the Summary Compensation Table because that table reports incentive compensation that was earned in 2007, but not payable until early 2008. These deferred amounts may be distributed in a lump-sum or in up to 10 annual installments at termination of employment or in a lump-sum at a specified date, at the election of the participant.

Column (c)

This column reflects contributions under the SBP. Under the Code, the Company is prohibited from making employer matching contributions under the Employee Savings Plan on employee contributions above stated limits in that plan and, if applicable, above legal limits set forth in the Code. The SBP is a nonqualified deferred compensation plan under which the Company contributes the amount of Company contributions that it is prohibited from making in the Employee Savings Plan. The contributions are treated as if invested in Common Stock and are payable in cash upon termination of employment in a lump-sum or in up to 20 annual installments, at the election of the participant. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.

Column (d)

This column reports earnings on both compensation the named executive officers elected to defer and earnings on employer contributions under the SBP. See the notes to column (h) of the Summary Compensation Table for a discussion of amounts of nonqualified deferred compensation earnings included in the Summary Compensation Table.

Column (e)

There were no aggregate withdrawals or distributions.

Column (f)

This column includes amounts that were deferred under the DCP and contributions under the SBP in prior years and reported in prior years’ Proxy Statements. The chart below shows the amounts reported in prior years’ Proxy Statements.

		Employer Contributions
	Amounts Deferred under	under the SBP
	the DCP Prior to 2007	Prior to 2007 and
	and Reported in Prior	Reported in Prior Years’
	Years’ Proxy Statements	Proxy Statements	Total
Name	($)	($)	($)

D. M. Ratcliffe	5,381,881	203,141	5,585,022

T. A. Fanning	631,969	62,496	694,465

M. D. Garrett	0	50,171	50,171

C. D. McCrary	489,924	130,461	620,385

G. E. Holland, Jr.	298,508	46,536	345,044

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the named executive officers under different termination and change-in-control events. The estimated payments would be made under the terms of the Company’s compensation and benefits programs or the change-in-control severance agreements with each of the named executive officers. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2007 and assumes that the price of Common Stock is the closing market price as of December 31, 2007.

Description of Termination and Change-in-Control Events

The following charts list different types of termination and change-in-control events that can affect the treatment of payments under the Company’s compensation and benefit programs. These events also affect payments to the named executive officers under their change-in-control severance agreements. No payments are made under the severance agreements unless within two years of the change in control, the named executive officer is involuntarily terminated or he or she voluntarily terminates for Good Reason. (See the description of Good Reason below.)

Traditional Termination Events

•	Retirement or Retirement Eligible — Termination of a named executive officer who is at least 50 years old and has at least 10 years of credited service.

•	Resignation — Voluntary termination of a named executive officer who is not retirement eligible.

•	Lay Off — Involuntary termination of a named executive officer not for cause, who is not retirement eligible.

•	Involuntary Termination — Involuntary termination of a named executive officer for cause. Cause includes individual performance below minimum performance standards and misconduct, such as violation of the Company’s Drug and Alcohol Policy.

•	Death or Disability — Termination of a named executive officer due to death or disability.

Change-in-Control-Related Events

At the Company or subsidiary level:

•	Southern Change in Control I — Acquisition by another entity of 20% or more of Common Stock, or following a merger with another entity the Company’s stockholders own 65% or less of the entity surviving the merger.

•	Southern Change in Control II — Acquisition by another entity of 35% or more of Common Stock, or following a merger with another entity the Company’s stockholders own less than 50% of the entity surviving the merger.

•	Southern Termination — A merger or other event and the Company is not the surviving company or Common Stock is no longer publicly traded.

•	Subsidiary Change in Control — Acquisition by another entity, other than another subsidiary of the Company, of 50% or more of the stock of a subsidiary of the Company, a merger with another entity and the subsidiary is not the surviving company or the sale of substantially all the assets of the subsidiary.

At the employee level:

•	Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason — Employment is terminated within two years of a change in control, other than for cause, or the employee voluntarily terminates for Good Reason. Good Reason for voluntary termination within two years of a change in control is generally satisfied when there is a material reduction in salary, incentive compensation opportunity or benefits, relocation of over 50 miles or a diminution in duties and responsibilities.

The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events described above. All of the named executive officers are eligible to retire under the terms of our pension plans and therefore any termination of employment also would be a retirement.

Lay Off
		(Involuntary			Involuntary
		Termination		Death or	Termination
Program	Retirement/Retirement Eligible	Not For Cause)	Resignation	Disability	(For Cause)

Pension Benefit Plans	Benefits payable as described in the notes following the Pension Benefits Table.	Benefits payable as described in the notes following the Pension Benefits Table	Same as Lay Off.	Benefits payable as described in the notes following the Pension Benefits Table.	Same as for retirement and resignation, as the case may be.

Annual Incentive Program	Pro-rated if terminate before 12/31.	Pro-rated if terminate before 12/31.	Forfeit.	Pro-rated if terminate before 12/31.	Forfeit.

Performance Dividend Program	Paid year of retirement plus two additional years.	Forfeit.	Forfeit.	Payable until options expire or exercised.	Forfeit.

Stock Options	Vest; expire earlier of original expiration date or five years.	Vested options expire in 90 days; unvested are forfeited.	Vested options expire in 90 days; unvested are forfeited.	Vest; expire earlier of original expiration or three years.	Forfeit.

Financial Planning Perquisite	Continues for one year.	Terminates.	Terminates.	Continues for one year.	Terminates.

Supplemental Benefit Plan — non-pension related	Payable per prior elections (lump sum or up to 20 annual installments).	Same as Retirement.	Same as Retirement.	Same as the Deferred Compensation Plan.	Same as Retirement.

Deferred Compensation Plan	Payable per prior elections (lump sum or up to 10 annual installments).	Same as Retirement.	Same as Retirement.	Payable to beneficiary or disabled participant per prior elections; amounts deferred prior to 2005 can be paid as a lump sum per plan administration committee’s discretion.	Same as Retirement.

The chart below describes the treatment of payments under pay and benefit programs under different change-in-control events, except the Pension Plan (“Change-in-Control Chart”). The Pension Plan is not affected by change-in-control events.

Involuntary
Change-in-
Control-Related
Termination or
Voluntary
			Southern	Change-in-
			Termination or	Control-Related
	Southern Change	Southern Change	Subsidiary Change	Termination
Program	in Control I	in Control II	in Control	for Good Reason

Nonqualified Pension Benefits	All SERP-related benefits vest if participants vested in Pension Plan; otherwise, no impact. Benefits vest for all participants and single sum value of benefits earned to change-in-control date paid following termination or retirement.		Same as Southern Change in Control II.	Based on type of change-in-control event.

Annual Incentive Program	No plan termination – is paid at greater of target or actual performance. If plan terminated within two years of change in control, pro-rated at target performance level.	Same as Southern Change in Control I.	Pro-rated at target performance level.	If not otherwise eligible for payment, if the annual incentive program still in effect, pro-rated at target performance level.

Performance Dividend Program	No plan termination – is paid at greater of target or actual performance. If plan terminated within two years of change in control, pro-rated at greater of target or actual performance level.	Same as Southern Change in Control I.	Pro-rated at greater of actual or target performance level.	If not otherwise eligible for payment, if the performance dividend program is still in effect, greater of actual or target performance level for year of severance only.

Stock Options	Not affected by change-in-control events because Common Stock is still publicly traded.	Not affected by change-in-control events because Common Stock is still publicly traded.	Vest and convert to surviving company’s securities; Southern Termination; if cannot convert, pay spread in cash; if participant is an employee of a subsidiary, stock options vest upon a Subsidiary Change in Control.	Vest.

Deferred Compensation Plan	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.

SBP	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.

Involuntary
Change-in-
Control-Related
Termination or
Voluntary
			Southern	Change-in-
			Termination or	Control-Related
	Southern Change	Southern Change	Subsidiary Change	Termination
Program	in Control I	in Control II	in Control	for Good Reason

Severance Benefits	Not applicable.	Not applicable.	Not applicable.	Three times base salary plus target annual incentive program amount plus tax gross up if severance amounts exceed Code Section 280G “excess parachute payment” by 10% or more.

Health Benefits	Not applicable.	Not applicable.	Not applicable.	Up to five years participation in group health plan plus payment of three years’ premium amounts.

Outplacement Services	Not applicable.	Not applicable.	Not applicable.	Six months.

Potential Payments

This section describes and estimates payments that would become payable to the named executive officers upon a termination or change in control as of December 31, 2007.

Pension Benefits
The amounts that would have become payable to the named executive officers if the Traditional Termination Events occurred as of December 31, 2007 under the Pension Plan, the SBP-P, and the SERP are itemized in the chart below. The amounts shown under the column “Retirement” are amounts that would have become payable to the named executive officers that were retirement eligible on December 31, 2007 and are the monthly Pension Plan benefits and the first of 10 annual installments from the SBP-P and the SERP. The amounts shown under the column “Resignation or Involuntary Termination” are the amounts that would have become payable to the named executive officers who were not retirement eligible on December 31, 2007 and are the monthly Pension Plan benefits that would become payable as of the earliest possible date under the Pension Plan and the single sum value of benefits earned up to the termination date under the SBP-P, paid as a single payment rather than in 10 annual installments. Benefits under the SERP would be forfeited. The amounts shown that are payable to a spouse in the event of the death of the named executive officer are the monthly amounts payable to a spouse under the Pension Plan and the first of 10 annual installments from the SBP-P and the SERP. The amounts in this chart are very different from the pension values shown in the Summary Compensation Table and the Pension Benefits Table. Those tables show the present values of all the benefit amounts anticipated to be paid over the lifetimes of the named executive officers and their spouses. Those plans are described in the notes following the Pension Benefits Table.

			Resignation or	Death
			Involuntary Retirement	(payments
	Retirement		(monthly payments)	to a spouse)
Name	($)		($)	($)

D. M. Ratcliffe	Pension Plan	8,200	All plans treated as	4,671
	Supplemental Benefit Plan	1,341,367	retiring	1,341,367
	Supplemental Executive Retirement Plan	416,413		416,413

T. A. Fanning	Pension Plan	3,694	All plans treated as	3,413
	Supplemental Benefit Plan	289,876	retiring	289,876
	Supplemental Executive Retirement Plan	95,062		95,062

M. D. Garrett	Pension Plan	8,545	All plans treated as	5,080
	Supplemental Benefit Plan	613,775	retiring	613,775
	Supplemental Executive Retirement Plan	202,091		202,091

C. D. McCrary	Pension Plan	6,494	All plans treated as	4,304
	Supplemental Benefit Plan	458,841	retiring	458,841
	Supplemental Executive Retirement Plan	147,384		147,384

G. E. Holland, Jr.	Pension Plan	2,719	All plans treated as	1,912
	Supplemental Benefit Plan	150,872	retiring	150,872
	Supplemental Executive Retirement Plan	49,116		49,116
	Supplemental Pension Agreement	210,691		210,691

As described in the Change-in-Control Chart, the only change in the form of payment, acceleration or enhancement of the pension benefits is that the single sum value of benefits earned up to the change-in-control date under the SBP-P and the SERP could be paid as a single payment rather than in 10 annual installments. Also, the SERP benefits vest for participants who are not retirement eligible upon a change in control. Estimates of the single sum payment that would have been made to the named executive officers, assuming termination as of December 31, 2007 following a change-in-control event, other than a Southern Change in Control I (which does not impact how pension benefits are paid), are itemized below. These amounts would be paid instead of the benefits shown in the Traditional Termination Events table above; they are not paid in addition to those amounts.

	Supplemental	Supplemental	Supplemental
	Benefit Plan	Executive	Pension
	(Pension-Related)	Retirement Plan	Agreement	Total
Name	($)	($)	($)	($)

D. M. Ratcliffe	13,413,665	4,164,129	0	17,577,794

T. A. Fanning	2,898,761	950,621	0	3,849,382

M. D. Garrett	6,137,748	2,020,914	0	8,158,662

C. D. McCrary	4,588,413	1,473,839	0	6,062,252

G. E. Holland, Jr.	1,508,718	419,158	2,106,910	4,034,786

The pension benefit amounts in the tables above were calculated as of December 31, 2007 assuming payments would begin as soon as possible under the terms of the plans. Accordingly, appropriate early retirement reductions were applied. Any unpaid incentives were assumed to be paid at 1.35 times the target level. Pension Plan benefits were calculated assuming named executive officers chose a single life annuity form of payment, because that results in the greatest monthly benefit. The single sum values of the SBP-P and the SERP benefits were based on a 4.85% discount rate as prescribed by the terms of the plan for those who separated from service in 2007.

Annual Incentive Program
Because this section assumes that a termination or change-in-control event occurred on December 31, 2007, there is no amount that would be payable other than what was reported and described in the Summary Compensation Table because actual performance in 2007 exceeded target performance.

Performance Dividend Program
Because the assumed termination date is December 31, 2007, there is no additional amount that would be payable other than the amount reported in the Summary Compensation Table under the Traditional Termination Events. As described in the Traditional Termination Events Chart, there is some continuation of benefits under the performance dividend program for retirees.

However, under Change-in-Control-Related Events, performance dividends are payable at the greater of target performance or actual performance. For the 2004-2007 performance measurement period, actual performance was less than target performance. The table below estimates the additional amount that would have been payable under the performance dividend program if a change in control occurred as of December 31, 2007.

Additional
Performance
Dividends
Name	($)

D. M. Ratcliffe	446,830

T. A. Fanning	82,899

M. D. Garrett	57,608

C. D. McCrary	78,167

G. E. Holland, Jr.	72,013

Stock Options
Stock options would be treated as described in the Termination and Change-in-Control Charts above. Under a Southern Termination, all stock options vest. In addition, if there is an Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason, stock options vest. There is no payment associated with stock options unless there is a Southern Termination and the participants’ stock options cannot be converted into surviving company stock options. In that event, the excess of the exercise price and the closing price of Common Stock on December 31, 2007 would have been paid in cash for all stock options held by the named executive officers. The chart below shows the number of stock options for which vesting would be accelerated under a Southern Termination and the amount that would be payable under a Southern Termination if there were no conversion to the surviving entity’s stock options.

		Total Number of	Total Payable in Cash
	Number of	Options Following	under a Southern
	Options with	Accelerated Vesting	Termination without
	Accelerated	under a Southern	Conversion of Stock
Name	Vesting (#)	Termination (#)	Options ($)

D. M. Ratcliffe	1,066,994	2,054,391	11,728,333

T. A. Fanning	189,924	381,146	2,232,569

M. D. Garrett	189,395	264,863	1,181,623

C. D. McCrary	197,269	359,389	1,912,094

G. E. Holland, Jr.	149,423	331,094	2,058,245

DCP and SBP
The aggregate balances reported in the Nonqualified Deferred Compensation Table would be payable to the named executive officers as described in the Traditional Termination and Change-in-Control-Related Events charts above. There is no enhancement or acceleration of payments under these plans associated with termination or change-in-control events, other than the lump-sum payment opportunity described in the above charts. The lump-sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Table.

Health Benefits
Because all of the named executive officers are retirement eligible and health care benefits are provided to retirees, there is no incremental payment associated with the termination or change-in-control events.

Financial Planning Perquisite
All of the named executive officers are retirement eligible; therefore, an additional year of the Financial Planning perquisite would be provided. That amount is set at a maximum of $8,700 per year.

There are no other perquisites provided to the named executive officers under any of the Traditional Termination or Change-in-Control-Related events.

Severance Benefits
The Company has entered into individual Change-in-Control Severance Agreements with each of the named executive officers. In addition to the treatment of Health Benefits, Performance Pay Program and Performance Dividend Program described above, the named executive officers are entitled to a severance benefit, including outplacement services, if within two years of a change in control they are involuntarily terminated, not for Cause, or they voluntarily terminate for Good Reason. The severance benefits are not paid unless the named executive officer releases the Company from any claims he has against the Company.

The estimated cost of providing the six months of outplacement services is $6,000 per named executive officer. The severance payment is three times the named executive officer’s base salary and target payout under the Performance Pay Program. If any portion of the severance payment is an “excess parachute payment” as defined under Section 280G of the Code, the Company will pay the named executive officer an additional amount to cover the taxes that would be due on the excess parachute payment — a “tax gross-up.” However, that additional amount will not be paid unless the severance amount plus all other amounts that are considered parachute payments under the Code exceed 110% of the severance payment.

The table below estimates the severance payments that would be made to the named executive officers if they were terminated as of December 31, 2007 in connection with a change in control. There is no estimated tax gross-up included for any of the named executive officers because their respective estimated severance amounts payable are below the amounts considered excess parachute payments under the Code.

Severance Amount
Name	($)

D. M. Ratcliffe	6,452,100

T. A. Fanning	3,237,000

M. D. Garrett	3,260,250

C. D. McCrary	3,327,050

G. E. Holland, Jr.	2,601,600

Other Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, Mr. David M. Huddleston, a son-in-law of Mr. Michael D. Garrett, an executive officer of the Company; and Ms. Donna D. Smith, sister of Mr. Andrew J. Dearman, III, an executive officer of the Company, were employed by subsidiaries of the Company. Mr. Huddleston was employed by Alabama Power Company as an Engineering Supervisor and received compensation in 2007 of $184,467. Ms. Smith was employed by Southern Company Services, Inc. as a Human Resources Director and received compensation in 2007 of $314,218.

The Company does not have a written policy pertaining solely to the approval or ratification of “related party transactions.” However, the Company has a Code of Ethics as well as employment and compensation policies that govern the hiring and compensating of all employees, including those named above. The Company also has a Contract Guidance Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $10,000 or approval based on documented business needs for sole sourcing arrangements.

APPENDIX A

6. Each stockholder entitled to vote in accordance with the Certificate of Incorporation or any amendment thereof and in accordance with the provisions of these By-Laws or of any action taken pursuant thereto shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date unless such proxy provides for a longer period. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit, which right when exercised, shall be termed cumulative voting. All other questions shall be decided by plurality vote except as otherwise provided by the Certificate of Incorporation and/or by the laws of the State of Delaware. For purposes of this Section 6, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.

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APPENDIX B

POLICY ON ENGAGEMENT OF THE INDEPENDENT AUDITOR
FOR AUDIT AND NON-AUDIT SERVICES

A.	Southern Company (including its subsidiaries) will not engage the independent auditor to perform any services that are prohibited by the Sarbanes-Oxley Act of 2002. It shall further be the policy of the Company not to retain the independent auditor for non-audit services unless there is a compelling reason to do so and such retention is otherwise pre-approved consistent with this policy. Non-audit services that are prohibited include:

1.	Bookkeeping and other services related to the preparation of accounting records or financial statements of the Company or its subsidiaries.

2.	Financial information systems design and implementation.

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.

4.	Actuarial services.

5.	Internal audit outsourcing services.

6.	Management functions or human resources.

7.	Broker or dealer, investment adviser, or investment banking services.

8.	Legal services or expert services unrelated to financial statement audits.

9.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B.	Effective January 1, 2003, officers of the Company (including its subsidiaries) may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

C.	All audit services (including providing comfort letters and consents in connection with securities issuances) and permissible non-audit services provided by the independent auditor must be pre-approved by the Southern Company Audit Committee.

D.	Under this Policy, the Audit Committee’s approval of the independent auditor’s annual arrangements letter shall constitute pre-approval for all services covered in the letter.

E.	By adopting this Policy, the Audit Committee hereby pre-approves the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and its subsidiaries and services related to consultation on routine accounting and tax matters. The actual amounts expended for such services each calendar quarter shall be reported to the Committee at a subsequent Committee meeting.

F.	The Audit Committee also delegates to its Chairman the authority to grant pre-approvals for the engagement of the independent auditor to provide any permissible service up to a limit of $50,000 per engagement. Any engagements pre-approved by the Chairman shall be presented to the full Committee at its next scheduled regular meeting.

G.	The Southern Company Comptroller shall establish processes and procedures to carry out this Policy.

Approved by the Southern Company Audit Committee
December 9, 2002

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Recycled Paper

Admission Ticket (Not Transferable) 2008 Annual Meeting of Stockholders 10 a.m. ET, May 28, 2008 The Lodge Conference Center at Callaway Gardens Highway 18 Pine Mountain, GA 31822
Please present this Admission Ticket in order to gain admittance to the meeting.	Ticket admits only the stockholder(s) listed on reverse side and is not transferable.

Directions to Meeting Site:

From Atlanta, GA - Take I-85 south to I-185 (exit 21), then Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.

From Birmingham, AL - Take U.S. Highway 280 east to Opelika, AL, then I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

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FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM
PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND ESP TRUSTEES

If a stockholder of record, the undersigned hereby appoints D. M. Ratcliffe, W. P. Bowers and G. E. Holland, Jr. or any of them, Proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at The Lodge Conference

Center at Callaway Gardens in Pine Mountain, Georgia, on May 28, 2008, at 10:00 a.m., ET, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.

If a beneficial owner holding shares through the Employee Savings Plan (“ESP”), the undersigned directs the Trustee of the Plan to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation,

the items listed on the reverse side of this form.

This Form of Proxy/Trustee Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustee of the Employee Savings

Plan pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope to the

Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of Trustee Voting Instruction Forms for ESP is 5:00 p.m. on Monday,

May 26, 2008. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m. on Wednesday, May 28, 2008. The deadline for receipt of instructions provided electronically is 11:59 p.m. on Tuesday, May 27, 2008.

The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.

THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM WILL BE VOTED AS

SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED

AS THE BOARD OF DIRECTORS RECOMMENDS.

Continued and to be voted and signed on reverse side.

C/O PROXY SERVICES P. O. BOX 9112 FARMINGDALE, NY 11735

Please consider furnishing your voting instructions electronically by Internet or phone. Processing paper forms is more than twice as expensive as electronic instructions.

If you vote by Internet or phone, please do not mail this form.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. ET the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Southern Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m.

ET the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date this form and return it in the postage-paid envelope we have provided or return it to Southern Company, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY, 11717.

THANK YOU

VIEW ANNUAL REPORT AND PROXY STATEMENT ON THE

INTERNET

www.southerncompany.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
STHCO1 KEEP THIS PORTION FOR YOUR RECORDS

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

DETACH AND RETURN THIS PORTION ONLY

THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE SOUTHERN COMPANY

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 and AGAINST Item 5.

1. ELECTION OF DIRECTORS:

01) J. P. Baranco	02) D. J. Bern	03) F. S. Blake	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below
04) J. A. Boscia	05) T. F. Chapman	06) H. W. Habermeyer, Jr.	( )	( )	( )
07) W. A. Hood, Jr	08) D. M. James	09) J. N. Purcell				______________________________
10) D. M. Ratcliffe	11) W. G. Smith, Jr.	12) G. J. St Pé
						For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008						( )	( )	( )
3. AMENDMENT OF COMPANY’S BY-LAWS REGARDING MAJORITY VOTING AND CUMULATIVE VOTING						( )	( )	( )
4. AMENDMENT OF COMPANY’S CERTIFICATE OF INCORPORATION REGARDING CUMULATIVE VOTING						( )	( )	( )
5. STOCKHOLDER PROPOSAL ON ENVIRONMENTAL REPORT						( )	( )	( )

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED “FOR” ITEMS 1, 2, 3 and 4 and “AGAINST” ITEM 5.

NOTE: The last instruction received either paper or electronic, prior to the deadline will be the instruction included in the final tabulation.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date